UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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AMERICAN TOWER CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:
April 6, 2022
It is my pleasure to invite you to American Tower Corporation’s 2022 Annual Meeting of Stockholders on Wednesday, May 18, 2022 at 11:00 a.m. Eastern Time. We will hold the Annual Meeting virtually through a live audio webcast. You will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/AMT2022. Please follow the instructions in this Proxy Statement to join the virtual Annual Meeting.
Included with this letter are the official notice of meeting; the Proxy Statement, which describes in detail the matters to be discussed and voted on at the meeting; and the form of proxy.
Your vote is important. You may vote your shares over the internet; by telephone; by mail if you received a paper copy of the proxy materials and follow the instructions on the proxy card or voting instruction card; or at the virtual meeting. If you vote by proxy prior to the meeting, you may withdraw your proxy and vote at the virtual meeting if you wish to do so. Whether or not you plan to attend the meeting, I urge you to vote as soon as possible to ensure your shares will be represented at the meeting.
On behalf of the management team and your Board of Directors, I thank you for your continued support.
Sincerely,
Thomas A. Bartlett
President and Chief Executive Officer

Letter From the Chairperson of the Board
April 6, 2022
Dear Fellow Stockholders,
On behalf of the Board of Directors, I'd like to thank each of our employees for another successful year. Through the unpredictable and ever-changing conditions we faced in 2021, the Board is proud of the work senior management has done to continue to execute on the pillars of the Company's Stand and Deliver strategy and to create long-term value for our stockholders.
Operational Excellence
In 2021, we achieved strong financial results and completed the transformational acquisitions of Telxius Telecom's tower businesses and CoreSite Realty Corporation. These acquisitions added approximately 31,000 additional tower assets to our portfolio, meaningfully expanded our footprint in Europe and Latin America, and grew our portfolio of data center assets. Additionally, we were able to achieve double-digit growth in some of our key financial metrics, with total revenue and property revenue growing by 16.4% and 14.5%, respectively. We also distributed $5.21 per share in dividends to our stockholders, a 15% increase over 2020. Looking forward, we hope the rollout of 5G will further increase the demand for mobile usage and for reliance on broadband connectivity to reach record levels around the world.
Commitment to ESG
Oversight of the Company's environmental, social and governance (ESG) strategy and related risks is a top priority for the Board and we feel confident the Company has made great strides in this area. As described in more detail in this Proxy Statement, our Compensation Committee approved individual ESG metrics to be incorporated into the short-term incentive program for each of our Company's executives beginning in 2022. For instance, to improve upon the social pillar of our ESG strategy, the Company has established a shared human capital management goal for the entire executive team, which emphasizes talent development, focusing on areas where we have under-represented groups. Additionally, in 2021, we strengthened our commitment to the environment pillar of our ESG strategy by adopting science-based targets, approved by the Science Based Target initiative, to reduce scope 1, 2 and 3 greenhouse gas emissions by at least 40% by 2035 against a 2019 baseline. In terms of governance, our Nominating and Corporate Governance Committee amended its charter to reflect its oversight of ESG, including human capital management.

Board Diversity and Refreshment
Our Directors believe a board with diverse skills, experience and viewpoints is critical to the Company's long-term success. Our Nominating and Corporate Governance Committee regularly discusses and identifies new candidates in light of the ideal director composition skill set. In December 2021 and March 2022, we elected two new directors, Teresa H. Clarke and Kelly C. Chambliss, respectively, to our Board of Directors. Teresa brings a wealth of international business expertise to our Board, primarily through her experience working in Africa, while Kelly, who previously served on the CoreSite board of directors, has extensive experience working with global large-cap companies through her positions at IBM and PwC. The Board feels that diversity at the Committee level is equally important as at the full Board level, and each Board Committee now consists of at least one female director and one director who identifies as part of a racial or ethnic minority group. One of our longest-serving Directors, Gustavo Lara Cantu, who has served on our Board since 2004, will not be standing for re-election at this year's annual meeting. We are extremely grateful for the years of service and insight Mr. Lara has provided the Board and the Company during his tenure.
Connectivity for All
Through the challenges of the past year, including as a result of the COVID-19 pandemic, we have witnessed an urgent need to improve connectivity in rural and underserved communities, and the Company, as a wireless infrastructure company, has taken action to make digital access a top priority for all. In 2021, we joined the World Economic Forum's EDISON Alliance 1 Billion Lives Challenge, which aims to spur development of affordable and accessible digital solutions across health, finance and education to the underserved. Additionally, we committed to expanding our Digital Communities program. Located at or near the base of our tower sites, Digital Communities are places where people of all ages gain access to the internet through digital devices, educator-led instruction and self-guided kiosks. Based on local needs, Digital Communities provide educational, healthcare, financial and career development services with an aim to improve quality of life through connectivity.
Thank you for your continued support of our Company. We look forward to engaging with you, our stockholders, on this collaborative journey of ongoing success, with a mission to support connectivity for more people around the globe every year.
Sincerely,
Pamela D.A. Reeve
Chairperson of the Board

Notice of 2022 Annual Meeting of Stockholders

Date:	Time:	Live Audio Webcast at:	Record Date:
Wednesday, May 18, 2022	11:00 a.m. Eastern Time	www.virtualshareholdermeeting.com/AMT2022	March 21, 2022
At the Annual Meeting you will be asked to:
Proposal 1	Elect 13 Directors for the ensuing year or until their successors are elected and qualified;
Proposal 2	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;
Proposal 3	Approve, on an advisory basis, our executive compensation; and
Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

HOW YOU MAY VOTE
You may vote if you were a stockholder of record on March 21, 2022, the record date fixed by the Board of Directors. To ensure your shares are represented at the meeting, please vote as soon as possible by one of the following methods:

Online	By Telephone	By Mail	At the Virtual Meeting

For more detailed information on voting, please see “How do I cast a vote?” in the “Questions & Answers” section beginning on page 80 of this Proxy Statement.
ATTENDING THE MEETING
As part of our effort to maintain a safe and healthy environment at our Annual Meeting and protect the well-being of our stockholders, we will hold the Annual Meeting virtually through a live audio webcast.

Live Audio Webcast
•You will be able to attend the Annual Meeting online through a live audio webcast at www.virtualshareholdermeeting.com/AMT2022. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials (if applicable). For more information, please see "How do I attend the Annual Meeting?" in the "Questions & Answers" section beginning on page 80 of this Proxy Statement.
•The Annual Meeting will begin at approximately 11:00 a.m. Eastern Time, with registration beginning at 10:30 a.m., on Wednesday, May 18, 2022.
•You will be able to vote and submit live questions during the Annual Meeting at: www.virtualshareholdermeeting.com/AMT2022.

By order of the Board of Directors,
Edmund DiSanto
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary
Boston, Massachusetts
April 6, 2022
American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts 02116
Whether or not you expect to attend the virtual Annual Meeting, please vote as soon as possible to ensure representation of your shares at the Annual Meeting. You may vote your shares over the internet, by telephone, by mail (as applicable) by following the instructions on the proxy card or voting instruction card, or at the virtual meeting.
Materials will be made available on or about April 6, 2022.

Proxy Statement Summary
The following pages provide a summary of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before submitting your vote.
Proposals To Be Voted On

PROPOSAL 1	Election of Directors	The Board of Directors unanimously recommends that you vote FOR the election of each of the 13 Director nominees. (see page 12)

PROPOSAL 2	Ratification of Independent Accountant	The Board of Directors unanimously recommends that you vote FOR this proposal. (see page 41)

PROPOSAL 3	Advisory Vote on Executive Compensation	The Board of Directors unanimously recommends that you vote FOR this proposal. (see page 44)

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Stand and Deliver Strategy

American Tower's *Stand and Deliver* strategy drives all aspects of our business and is intrinsic to our goals and the manner in which we measure our success. The strategy has four primary elements we believe will position American Tower to provide compelling returns for our investors while significantly contributing to mobile broadband connectivity worldwide for years to come.

Lead
wireless connectivity around the globe

Innovate
for a mobile future

Grow
our assets and capabilities to meet customer needs

Drive
efficiency throughout the industry

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Company Overview
American Tower (the Company) is a leading independent owner, operator and developer of wireless and broadcast communications real estate. Our global portfolio includes over 220,000 communications sites. Over 43,000 of American Tower's communications sites are in the U.S. and Canada and nearly 177,000 communications sites, as well as certain other property interests, are located internationally. Our business model allows for multiple customers to lease vertical space on a tower for their communications equipment, creating a recurring long-term revenue stream. We also provide customized solutions through our in-building systems, outdoor distributed antenna systems and other right-of-way options, managed rooftops and services that speed network deployment. Additionally, in 2021, through the acquisition of CoreSite Realty Corporation (CoreSite, and the acquisition, the CoreSite Acquisition), we added more than 20 data center facilities to our portfolio of data center facilities across ten United States markets.
2021 Business Highlights

NEW SITES BUILT OR ACQUIRED
KEY FINANCIAL RESULTS(1)
•Grew total revenue by approximately 16.4% to $9.36 billion, grew property revenue(2) by approximately 14.5% to $9.11 billion, and grew Adjusted EBITDA(2) by approximately 16.0% to $5.98 billion;
•Achieved Total Tenant Billings Growth of 11.3%;
•Declared approximately $2.4 billion in cash dividends to common stockholders;
•Deployed more than $1.4 billion of capital in 2021, with the majority of spending on growth-oriented, discretionary investments;
•Consolidated AFFO per Share(3) for the full year was $9.65 and ROIC(3) as of the end of the year was 8.7%;
•Maintained our investment grade credit rating;
•Acquired approximately 31,000 communications sites in Europe and Latin America as part of the transaction with Telxius Telecom, S.A. (Telxius); and
•Acquired over 20 data centers as part of the CoreSite Acquisition.

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)Performance metric under the annual performance incentive program. For the total property revenue performance metric, pass-through revenue is excluded.
(3)Performance metric under the long-term incentive program.

~39,000 New Sites Added

TOTAL PROPERTY REVENUE INCREASED
14.5%
to $9.11 billion

ADJUSTED EBITDA INCREASED
16.0%
to $5.98 billion

CONSOLIDATED AFFO INCREASED
15.4%
to $4.37 billion

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY

PROPOSAL 1	Election of Directors The Board of Directors unanimously recommends that you vote FOR the election of each nominee.

Our Director Nominees
With the exception of Mr. Gustavo Lara Cantu, each incumbent Director is standing for re-election at the Annual Meeting. You are being asked to vote on the election of thirteen Directors, all of whom were recommended for nomination to the Board of Directors (Board) by the Nominating and Corporate Governance Committee (Nominating Committee). All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill set and areas of expertise can be found beginning on page 13.

THOMAS A. BARTLETT†, 63 President & CEO, American Tower Corporation Director Since: 2020 Other Public Company Boards: None Committee Memberships: None	KELLY C. CHAMBLISS, 51 SVP and Chief Operating Officer, IBM Consulting Director Since: 2022 Other Public Company Boards: None Committee Memberships: None	TERESA H. CLARKE, 59 Chair and CEO, Africa.com LLC Director Since: 2021 Other Public Company Boards: Arthur J. Gallagher & Co. Committee Memberships:	RAYMOND P. DOLAN, 64 Chairman and CEO, Cohere Technologies, Inc. Director Since: 2003 Other Public Company Boards: None Committee Memberships:	KENNETH R. FRANK, 54 Partner, Banneker Partners Director Since: 2021 Other Public Company Boards: None Committee Memberships:

ROBERT D. HORMATS, 78 Managing Director, Tiedemann Advisors Director Since: 2015 Other Public Company Boards: None Committee Memberships:	GRACE D. LIEBLEIN, 61 Former VP, Global Quality, General Motors Director Since: 2017 Other Public Company Boards: Southwest Airlines Co.; Honeywell International Inc. Committee Memberships:	CRAIG MACNAB, 66 Former CEO and Chairman, National Retail Properties, Inc. Director Since: 2014 Other Public Company Boards: VICI Properties, Inc. Committee Memberships:	JOANN A. REED, 66 Healthcare consultant and former SVP, Finance and CFO, Medco Health Solutions, Inc. Director Since: 2007 Other Public Company Boards: Mallinckrodt plc Committee Memberships:	PAMELA D.A. REEVE, 72 Chairperson of the Board Former President and CEO, Lightbridge, Inc. Director Since: 2002 Other Public Company Boards: None Committee Memberships:

A Audit C Compensation N Nominating Member Chair Audit Committee Financial Expert † Sole Management Director Nominee
DAVID E. SHARBUTT, 72 Former CEO and Chairman, Alamosa Holdings, Inc. Director Since: 2006 Other Public Company Boards: None Committee Memberships:	BRUCE L. TANNER, 63 Former EVP and CFO, Lockheed Martin Corporation Director Since: 2019 Other Public Company Boards: Truist Financial Corporation Committee Memberships:	SAMME L. THOMPSON, 76 President, Telit Associates, Inc. Director Since: 2005 Other Public Company Boards: None Committee Memberships:

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Board Diversity

Skills and Qualifications
Prior Experience in a Leadership/Executive Role	●	●	●	●	●	●	●	●	●	●	●	●	●
Human Capital Experience	●	●	●	●	●	●	●	●	●	●	●	●	●
International Experience	●	●	●		●	●	●	●	●	●		●	●
Thought Leadership and/or Public Policy Experience	●		●	●	●	●			●	●	●		●
Wireless Industry and/or REIT Experience	●			●	●			●		●	●		●
Prior Board and/or Governance Experience	●	●	●	●			●	●	●	●	●	●	●
Finance/Capital Allocation Experience	●	●	●	●	●	●	●	●	●	●	●	●	●
Operational and Management Experience	●	●	●	●	●	●	●	●	●	●	●	●	●
Risk Management Experience	●	●	●	●	●	●	●	●	●	●	●	●	●
Financial Expertise	●		●	●	●	●	●	●	●	●	●	●	●
Demographic Background
Age	63	51	59	64	54	78	61	66	66	72	72	63	76
Gender	M	F	F	M	M	M	F	M	F	F	M	M	M
Race/Ethnicity
African American or Black			●		●								●
Alaskan Native or Native American
Asian
Hispanic or Latinx							●
Native Hawaiian or Pacific Islander
White	●	●		●		●	●	●	●	●	●	●

AGE	GENDER DIVERSITY	RACIAL/ ETHNIC DIVERSITY

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Our Corporate Governance Guidelines provide for the Nominating Committee to consider principles of diversity, including traditional diversity categories, such as gender, race and national origin, as well as diversity and differences in viewpoints and skills. We are proud to have Directors who are highly diverse with respect to gender, ethnicity and experience. Our Board consists of individuals with diverse and complementary business, leadership and financial expertise. Most of our Directors have leadership experience at major U.S. and multinational companies, as well as experience on the boards of other companies and organizations, which provides an understanding of different business processes, challenges and strategies. In addition, many of our Directors have industry and public policy experience, which provides insight into issues faced by public companies.
Corporate Governance Highlights

Independence	Stockholder Rights	Compensation Oversight
•All Directors Except One Management Director are Independent
•Independent Chairperson
•Only Independent Directors Serve on Board’s Standing Committees
•Independent Directors Meet in Executive Session Without Management Present

•One Vote per Share of Common Stock
•Regular Stockholder Engagement
•Proxy Access (3%, 3 years, 25% of Board)
•Stockholder Ability to Call Special Meetings (25% Ownership Threshold)
•Stockholders' Right to Act by Written Consent
•No Stockholder Rights Plans
•No Supermajority Voting Provisions

•Anti-Insider Trading Policy, including Anti-Hedging and Anti-Pledging Provisions
•Clawback Provisions
•Double-Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control
•Annual Enterprise Risk Assessment Review
•Approval Policy for Related Party Transactions
•Independent Compensation Consultant
•Annual Review of CEO Performance, Overseen by our Independent Chairperson
•Annual Advisory Vote on Executive Compensation
•Stock Ownership Guidelines for Directors and Executives

Ethics and Disclosure	Board Practices
•Code of Conduct •Vendor Code of Conduct •Corporate Governance Guidelines •Global Human Rights Statement •Disclosure Committee for Financial Reporting •Ethics Committee
•Annual Election of All Directors
•Majority Voting for Directors
•Periodic Review of Board Composition and Succession Planning
•Onboarding Program for New Directors
•Continuing Education Programs for Directors
•Limit on Membership on Other Boards

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Sustainability at American Tower
At American Tower, we are helping to expand access to wireless communication around the world, while creating value for each of our stakeholders in a sustainable way. We recognize our responsibility to invest in our employees, work fairly with suppliers and customers, and support the communities surrounding our communications sites.

AMERICAN TOWER'S SUSTAINABILITY PROGRAM
Our business model is inherently green, given the reduced footprint of using shared infrastructure, but our sustainability program goes beyond reducing our impact on the environment—it involves respect for people, actions to promote social equity, business ethics and continuous improvement of business performance. We are committed to operating in a sustainable way and continually evaluate opportunities to enhance sustainability practices across our business. In 2021, after benchmarking and a materiality assessment refresh, we recast our sustainability program into three pillars: environment, social and governance, each of which supports our vision to make wireless communication possible everywhere.

ENVIRONMENT: EMISSIONS REDUCTION PROGRESS AND ADOPTION OF SCIENCE-BASED TARGETS

At American Tower, we are committed to reducing our environmental impact and are actively working to reduce our greenhouse gas (GHG) emissions by investing in energy efficiency improvements as well as on-site renewable energy generation. The majority of our carbon footprint is attributed to generating power as a service for customers in markets with nonexistent or unreliable electric grids. Although we cannot control the energy demand of our customers, to date, we have invested over $275 million in capital expenditures toward energy efficiency and other GHG reduction solutions to help our customers operate more sustainably. Reducing our scope 1 emissions enables our customers to reduce their scope 2 emissions, helping us meet our emissions reduction goals, while simultaneously improving customer satisfaction. In 2021, we adopted science-based targets (SBTs) across our global operations and value chain. The SBTs have been approved by the Science Based Targets initiative (SBTi) and are in line with the goals set forth in the 2015 Paris Agreement. They represent direct scope 1 and indirect scope 2 GHG emissions reduction targets of at least 40% by 2035 against a 2019 baseline, as well as targets to reduce indirect scope 3 value chain emissions by at least 40%. Additionally, our GHG emissions reduction goals reflect our efforts to help limit future global warming to well below two degrees Celsius above pre-industrial levels.
Science-Based Targets
DIRECT SCOPE 1 AND INDIRECT SCOPE 2 GHG EMISSIONS REDUCTION TARGETS

At least 40% by 2035 against a 2019 baseline

INDIRECT SCOPE 3 VALUE CHAIN EMISSIONS REDUCTION TARGET

At least 40% by 2035 against a 2019 baseline

Our GHG emissions reduction goals reflect our efforts to help limit future global warming to well below two degrees Celsius

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY

SOCIAL: CONNECTING COMMUNITIES

We recognize that access to the internet can enhance quality of life, but more fundamentally, can lead to opportunities for education and career development, as well as improve access to healthcare and financial support services. In an effort to reduce the digital divide we started our Digital Communities program to bring internet connectivity to communities in need. We partner with wireless carriers, technology partners and nonprofits to build computer-equipped kiosks that use the power supply and broadband connection from our nearby tower sites to provide communities with free education and Information and Communication Technology (ICT) training. Additionally, based on local needs, individuals who visit our Digital Communities can receive access to telehealth, online banking and career development services that may have otherwise been locally unavailable.
In 2021, the Digital Communities program was awarded the UN WSIS Prize Award in the International and Regional Cooperation category. The WSIS community recognizes projects that leverage the power of ICTs in advancing sustainable development. As of year-end, we have launched 308 Digital Communities in eight countries—Nigeria, Uganda, India, Ghana, Mexico, Colombia and, most recently, Chile and Peru. Approximately 206,500 students have enrolled in our educational programming since the program's inception, and more than 192,900 training course certifications have been awarded.

By December 2021, we had launched 308 Digital Communities in eight countries—Nigeria, Uganda, India, Ghana, Mexico, Colombia, Chile and Peru.

Approximately 206,500 students have enrolled in our educational programming since the program's inception, and more than 192,900 training course certifications have been awarded.

GOVERNANCE
As a global company, we are committed to maintaining a strong corporate governance framework that defines the roles and responsibilities of our Board, ensures oversight of our strategy and operations, and promotes compliance across our business. Environmental, social and governance (ESG) principles and objectives are core priorities for the Board and tie directly to the overall success of our Company.
The Nominating Committee's charter includes direct oversight of our ESG practices and corporate responsibility policies, including those related to the Company's corporate social responsibility and environmental sustainability initiatives. The Nominating Committee also oversees the Company’s annual ESG reporting process.
Additionally, with oversight from our Board, our executive team leads our global operations with a firm commitment to doing business in an ethical and sustainable manner. Our Chief Sustainability Officer oversees sustainability matters across the Company and regularly reports to the Nominating Committee on sustainability topics and the Company’s initiatives related to ESG.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY

ALIGNING WITH THE SDGs
Our Stand and Deliver strategy aligns with the United Nations’ Sustainable Development Goals, which are a universal call to action to end poverty, protect the planet and ensure all people enjoy peace and prosperity by 2030.

Supporting all pillars is our Stand and Deliver business strategy
	Lead wireless connectivity around the globe	Innovate for a mobile future	Grow our assets and capabilities to meet customer needs	Drive efficiency throughout the industry

PROPOSAL 2	Ratification of Independent Accountant The Board of Directors unanimously recommends that you vote FOR this proposal.

The Audit Committee has selected, and the Audit Committee and the Board recommend stockholder ratification of, Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the year ending December 31, 2022.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. In its annual selection of an independent registered public accounting firm, the Audit Committee considers the firm's qualifications and past performance. Deloitte has served as our independent registered public accounting firm since our inception, and the members of the Audit Committee and the Board of Directors believe that continued retention as our independent registered public accounting firm is in the best interest of the Company and its stockholders.
See page 41 for more information.

PROPOSAL3	Advisory Vote on Executive Compensation The Board of Directors unanimously recommends that you vote FOR this proposal.

We are providing our stockholders the opportunity to approve, on an advisory basis (a “say on pay” vote), the compensation of our named executive officers (NEOs). See our "Compensation Discussion & Analysis" beginning on page 46 for more information.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Compensation Philosophy
Our executive compensation program is driven by our pay-for-performance philosophy. Under this philosophy, 93% of our Chief Executive Officer’s (CEO’s) compensation and 88% of our other NEOs' compensation is at-risk. Base salary is set at a competitive level reflective of market standards and determined with a goal to attract and retain highly qualified executive talent. The annual bonus opportunity is tied to the Company's financial performance for all executives, as well as an individual performance metric for our CEO. The long-term incentive program is heavily weighted toward achievement of certain Company financial metrics over a three-year period. Our goal is to reward our executive team for their leadership in meeting key near-term goals and objectives, while also positioning the Company to generate sustainable long-term stockholder value.

WE REWARD BASED ON	KEY FEATURES
•Company annual and three-year performance relative to pre-established financial goals;
•Company annual financial performance relative to that of competitor and peer group companies;
•Successful completion of key near-term goals and strategic objectives, while positioning the Company to generate attractive long-term return for stockholders; and
•Other relevant considerations, such as retention of executives with above-average performance and proven leadership ability.

•Equity awards weighted toward long-term performance-based metrics;
•Reasonable retirement and welfare benefits, and no pension arrangements;
•Clawback provisions;
•Stock ownership guidelines;
•Anti-insider trading policy, including prohibition on hedging and pledging;
•Double-trigger equity vesting and no tax gross-ups in the event of a change of control;
•Use of an independent compensation consultant; and
•Regular risk assessment of compensation programs.

Framework of 2021 Compensation

CEO Target Compensation	Average of Other NEOs Target Compensation

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Pay Structure

OVERVIEW
ANNUAL BASE SALARY

American Tower provides a competitive level of compensation to its executive officers to attract and retain highly qualified executive talent and reward sustained performance over time. Base salary is reviewed by the Compensation Committee and determined on an annual basis.

ANNUAL PERFORMANCE INCENTIVE PROGRAM

American Tower provides at-risk, variable cash pay opportunity for performance over one year to motivate its executive officers to achieve or exceed annual goals within appropriate risk parameters.
Target annual performance incentive award for the CEO:	Target annual performance incentive awards for the other NEOs:
tied to achievement of the pre-established Company financial goals	tied to achievement of the pre-established Company financial goals tied to achievement of pre-established individual performance goals
LONG-TERM INCENTIVE (LTI) PLAN

American Tower provides long-term, equity-based pay opportunity for sustained operating performance to focus its executive officers on the creation of long-term stockholder value.
Target grant award values for the CEO:	Target grant award values for the other NEOs:
allocated to performance-based restricted stock units (PSUs)	allocated to PSUs
allocated to time-based restricted stock units (RSUs)	allocated to RSUs
The number of PSUs earned is based on achievement of pre-established performance goals for a three-year performance period:
70% based on cumulative Consolidated AFFO per Share(1)
30% based on average ROIC(1)
The actual payout is based on performance levels against these goals:

Each RSU grant vests 25% annually over four years, commencing one year from the date of grant. See “Compensation Discussion and Analysis” beginning on page 46.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

Corporate Governance

PROPOSAL 1
Election of Directors
Under our Amended and Restated By-Laws (By-Laws), the number of members of our Board is fixed from time to time by the Board and may be increased or decreased by a vote of the stockholders or by the majority of Directors then in office.
With the exception of Mr. Lara, each of the incumbent Directors is standing for re-election at the Annual Meeting. The Board has nominated each of the thirteen Directors listed below for election at the Annual Meeting, all of whom were recommended for nomination to the Board by the Nominating Committee.
Each Director elected at the Annual Meeting will hold office until the 2023 Annual Meeting or until his or her successor is duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR each nominee listed below. If a nominee becomes unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board may recommend.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee listed below to serve as Director until the next Annual Meeting or until his or her successor is duly elected and qualified.

Required Vote
Our By-Laws require that each Director receive a majority of the votes properly cast with respect to such Director in uncontested elections (i.e., the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee). As the election of Directors at the Annual Meeting is uncontested, it requires a majority of the votes cast by, or on behalf of, the holders of Common Stock at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” a Director and have no effect on the election results.
If stockholders do not re-elect a nominee who is already a Director, Delaware law provides that the Director continue to serve on the Board as a “holdover director.” Under our By-Laws and Corporate Governance Guidelines, each Director must submit an irrevocable advance resignation that will be effective if the stockholders do not re-elect him or her and the Board accepts his or her resignation. In that situation, within 90 days from the date the election results are certified, the Nominating Committee will recommend to the Board whether to accept or reject the resignation, with the Board then taking action and promptly disclosing its decision and underlying rationale in a filing with the Securities and Exchange Commission (SEC).
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors
Relevant information about each Director nominee appears below.

Thomas A. Bartlett

Career
Mr. Bartlett is American Tower Corporation’s President and Chief Executive Officer. From April 2009 through March 2020, he served as Executive Vice President and Chief Financial Officer and assumed the role of Treasurer from February 2012 until December 2013 and again from July 2017 until August 2018. Prior to joining American Tower, Mr. Bartlett served as Senior Vice President and Corporate Controller with Verizon Communications. During his 25-year career with Verizon Communications and its predecessor companies and affiliates, he served in numerous operations and business development roles, including President and Chief Executive Officer of Bell Atlantic International Wireless from 1995 through 2000, where he was responsible for wireless activities in North America, Latin America, Europe and Asia.

Qualifications
•Effective leadership and executive experience, including as our President and Chief Executive Officer
•Seasoned financial expert with operational, international and strategic experience with global large-cap companies
Other Public Company Boards
•Equinix, Inc. (April 2013–July 2021)
Other Positions
•Advisor, Rutgers Business School and Massachusetts Institute of Technology CEO Advisory Board
•Member, World Economic Forum’s Information and Communications Technologies (ICT) Board of Governors
•Executive Committee, National Association of Real Estate Investment Trusts (NAREIT)
•Member, Business Roundtable
•Member, New England Technology Executive Summit

President & CEO American Tower Corporation

Director Since May 2020

Age 63

Kelly C. Chambliss

Career
Ms. Chambliss currently serves as the Senior Vice President and Chief Operating Officer at IBM Consulting. Prior to this role, Ms. Chambliss was Senior Vice President of IBM Consulting, Americas and Strategic Sales. Ms. Chambliss has served in various other senior leadership roles at IBM since late 2002, including as the Chief Technology Officer for IBM Global Business Services (GBS) and as the Managing Partner for the Industrial and Distribution Markets in GBS within the United States. Ms. Chambliss joined IBM through the acquisition of PricewaterhouseCoopers (PwC) Consulting, where she was a partner.

Qualifications
•Extensive management and international experience at a global large-cap company
•Prior public company board experience
•Knowledge of data center operations
Other Public Company Boards
•CoreSite Realty Corporation (September 2016–December 2021)

Senior Vice President and Chief Operating Officer IBM Consulting

Director Since March 2022

Age 51

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Teresa H. Clarke

Career
Since 2010, Ms. Clarke has served as Chair & CEO of Africa.com LLC, a media holding company with an extensive array of platforms that reach a global audience interested in African content and community. Prior to founding Africa.com, Ms. Clarke was a Managing Director in the investment banking division of Goldman Sachs & Co. for over twelve years, where she led corporate finance and merger & acquisition transactions for corporate clients in the industrials and real estate sectors (1989 to 1995 and 2004 to 2010, respectively). Ms. Clarke currently serves on the board of directors of Arthur J. Gallagher, a global insurance brokerage with operations in 56 countries. She served on the board of Australian fintech firm, Change Financial, from 2016 to 2020, and as board chair from 2018 to 2020. She served on the board of Cim Finance, a financial services company, from 2016 to 2020. She was appointed to President Obama’s Advisory Council on Doing Business in Africa from 2014 to 2016.

Qualifications
•Extensive international experience, particularly depth of knowledge in Africa
•Financial expertise
•Operational, leadership and strategic expertise
•Strong management and public company board experience
Other Public Company Boards
•Arthur J. Gallagher & Co. (July 2021– present)
   Other Positions
•Member, Leadership Council of Women Corporate Directors (New York)
•Member, Council on Foreign Relations
•Member, Advisory Board of the Rhodes Scholarship for West Africa

Chair and CEO Africa.com LLC

Director Since December 2021 •Audit Committee (December 2021–present)

Age 59

Raymond P. Dolan

Career
Mr. Dolan is the Chairman and CEO of Cohere Technologies, Inc., a wireless communications and solutions company. He previously served as the President and CEO of Sonus Networks, Inc., a supplier of voice, video and data infrastructure solutions for wireline and wireless telephone service providers, from October 2010 to December 2017. Prior to that, he served as CEO of QUALCOMM Flarion Technologies and Senior Vice President at QUALCOMM until January 2008. He was Chairman and CEO of Flarion Technologies, Inc., a provider of mobile broadband communications systems, from May 2000 until its acquisition by QUALCOMM in 2006. Before that, he served as Chief Operating Officer of NextWave Telecom and as Executive Vice President of marketing of Bell Atlantic/NYNEX Mobile.

Qualifications
•Extensive leadership experience in the wireless communications industry
•Experience with thought leaders engaged in furthering our strategic vision
•International, operational and strategic expertise
•Strong management and board experience
Other Public Company Boards
•Sonus Networks, Inc. (October 2010–December 2017)
   Other Positions
•Member, National Security Telecommunications Advisory Committee

Chairman and CEO Cohere Technologies, Inc.

Director Since February 2003 •Compensation Committee (February 2003–May 2011; June 2016–present) •Nominating and Corporate Governance Committee (January 2004–June 2016; Chair, February 2005–May 2015)

Age 64

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Kenneth R. Frank

Career
Mr. Frank is a Partner at Banneker Partners, a private equity firm focused in the enterprise software sector. He served as CEO of Turning Technologies, an education technology company, from June 2019 to September 2021, and led other enterprise software and services companies, such as Kibo Software as CEO, from January 2016 to December 2018, and Aptean Software as Chief Operating Officer, from October 2011 to December 2015. Prior to that, Mr. Frank held a series of leadership positions at Alcatel-Lucent, between February 2005 and October 2012, including President, Solutions and Marketing, member of the Executive Committee, Chief Technology Officer of Alcatel North America and President of the Global Professional Services Division. Mr. Frank previously held positions at AT&T Bell Laboratories and BellSouth Telecommunications.

Qualifications
•Extensive executive and international experience in the telecommunications and technology industries
•Sophisticated leadership skills and familiarity with various global regions, including Europe and Asia
•Venture capital knowledge and financial acumen
Other Public Company Boards
•None
Other Positions
•Member, Board of Councilors for the Marshall School of Business at the University of Southern California
•Director, Orbcomm, Inc.

Partner Banneker Partners

Director Since January 2021 •Audit Committee (January 2021–present)

Age 54

Robert D. Hormats

Career
Mr. Hormats was appointed Managing Director of Tiedemann Advisors in March 2020, following his five-year tenure as a member of Tiedemann's Investment Advisory Committee. He served as Vice Chairman of Kissinger Associates, Inc., a strategic international consulting firm, from 2013 to 2019. From 2009 to 2013, he served as Under Secretary of State for Economic Growth, Energy and the Environment. Prior to that, he was Vice Chairman, Goldman Sachs (International) and a managing director of Goldman, Sachs & Co., which he joined in 1982. Mr. Hormats formerly served as Assistant Secretary of State for Economic and Business Affairs, Ambassador and Deputy U.S. Trade Representative, and Senior Deputy Assistant Secretary for Economic and Business Affairs. He also served as a senior staff member for International Economic Affairs on the National Security Council.

Qualifications
•Significant international experience in both the public and private sectors, including key business and trade positions with the U.S. Federal government
•Extensive knowledge of global capital markets
•Well-developed leadership skills and financial acumen
Other Public Company Boards
•None
Other Positions
•Member, Council on Foreign Relations

Managing Director Tiedemann Advisors

Director Since October 2015 •Nominating and Corporate Governance Committee (February 2016–present; Chair since May 2021)

Age 78

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Grace D. Lieblein

Career
Ms. Lieblein most recently served as Vice President, Global Quality of General Motors Company (GM), a multinational corporation that designs, manufactures, markets and distributes vehicles, from November 2014 to December 2015. Ms. Lieblein joined GM in 1978 and held a variety of leadership positions at GM in engineering, supply chain management and international operations. Ms. Lieblein’s leadership positions have included serving as Vice President, Global Purchasing and Supply Chain from 2012 to 2014, GM Brazil President from 2011 to 2012, GM Mexico President from 2008 to 2011 and Vehicle Chief Engineer from 2004 to 2008.

Qualifications
•Extensive management and international experience in a global large-cap company
•Experience working with industry leaders to help further our innovation initiatives
•Financial expertise
•International experience in Latin America
Other Public Company Boards
•Southwest Airlines Co. (January 2016– present)
•Honeywell International Inc. (December 2012–present)

Former Vice President, Global Quality General Motors Company

Director Since June 2017 •Audit Committee (June 2017–May 2021) •Compensation Committee (May 2021–present)

Age 61

Craig Macnab

Career
Mr. Macnab served as CEO of National Retail Properties, Inc., a publicly traded REIT, from February 2004, and as that company’s Chairman of the board from February 2008 until April 2017. Prior to joining National Retail Properties, Mr. Macnab was the CEO, President and a director of JDN Realty Corporation, also a publicly traded REIT, from April 2000 through March 2003.

Qualifications
•Extensive management experience with publicly traded REITs and global large-cap companies
•Financial expertise
•Experience as a director of other public companies
Other Public Company Boards
•VICI Properties, Inc. (October 2017–present)
•Forest City Realty Trust, Inc. (June 2017–May 2018)
•National Retail Properties, Inc. (February 2008–April 2017)
Other Positions
•Trustee, Cadillac Fairview Corporation Limited, a private company and a wholly owned subsidiary of the Ontario Teachers’ Pension Plan

Former CEO National Retail Properties, Inc.

Director Since December 2014 •Compensation Committee (May 2018–present; Chair since May 2019) •Audit Committee (December 2014–December 2019)

Age 66

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

JoAnn A. Reed

Career
Before becoming a healthcare services consultant, Ms. Reed served as CFO and SVP of Finance at Medco Health Solutions, a leading pharmacy benefit manager. After joining Medco in 1988, she spent 20 years with the company, serving in finance and accounting roles of increasing responsibility. She was appointed SVP of Finance in 1992 and CFO in 1996. Prior to joining Medco, Ms. Reed held finance roles at Aetna/ American Re-Insurance Co., CBS Inc., Standard and Poor’s Corp. and Unisys/ Timeplex Inc.

Qualifications
•Financial and accounting expertise
•Extensive board experience
•More than 25 years of leadership experience with multinational companies in financial, strategic and business development initiatives
Other Public Company Boards
•Waters Corporation (May 2006–May 2021)
•Mallinckrodt plc (June 2013–present)

Healthcare Services Consultant

Director Since May 2007 •Audit Committee (November 2007–present; Chair since May 2015)

Age 66

Pamela D.A. Reeve

Career
Ms. Reeve is the Chairperson of American Tower Corporation and has served in that role since 2020. Prior to that, she was the Company’s Lead Director. Ms. Reeve is very active in her local Boston-area community, advocating for causes that support the advancement of women and technology innovation. She previously served as the President and CEO of Lightbridge, Inc., a global provider of mobile business solutions to the wireless communications industry from November 1989 to August 2004. Prior to joining Lightbridge in 1989, Ms. Reeve spent 11 years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc.

Qualifications
•Operational, strategic and corporate governance expertise, particularly in the communications and technology industries
•Financial expertise
•Extensive institutional knowledge and effective leadership as former Lead Director and now Chairperson
Other Public Company Boards
•Frontier Communications Corporation (October 2010–April 2021; Chairperson April 2016–April 2021)
•Sonus Networks, Inc. (August 2013–May 2017)
Other Positions
•Chair of the Board, The Commonwealth Institute (June 2004–present)

Former President and CEO Lightbridge, Inc.

Director Since March 2002
•Chairperson (May 2020–present)
•Lead Director (May 2004–May 2020)
•Nominating and Corporate Governance Committee (May 2009–present; August 2002–February 2005)
•Compensation Committee (April 2004–June 2016; Chair, April 2004–May 2009)
•Audit Committee (August 2002–July 2007)

Age 72

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

David E. Sharbutt

Career
Mr. Sharbutt is a retired business executive, who most recently served as CEO and Chairman of Alamosa Holdings, Inc., a provider of wireless communications services, which was acquired by Sprint Nextel Corporation in February 2006. Mr. Sharbutt had been Alamosa’s Chairman and a director since the company was founded in July 1998 and was named CEO in October 1999. Before joining Alamosa, Mr. Sharbutt was President and CEO of Hicks & Ragland Engineering Co., an engineering consulting company (now known as CHR Solutions).

Qualifications
•Board experience with wireless communications companies
•Financial expertise
•Strategic, operational and advisory roles in leading complex telecommunications enterprises
Other Public Company Boards
•None
Other Positions
•Director, Flat Wireless, LLC, a private company

Former CEO and Chairman Alamosa Holdings, Inc.

Director Since July 2006 •Nominating and Corporate Governance Committee (May 2007–present; Chair, May 2015–May 2021) •Audit Committee (April 2017–May 2018; May 2007–November 2007)

Age 72

Bruce L. Tanner

Career
Mr. Tanner served as the Executive Vice President and CFO of Lockheed Martin Corporation from September 2007 until February 2019. Mr. Tanner joined Lockheed Martin Corporation in 1982, and prior to being appointed CFO, he held a variety of leadership positions at Lockheed Martin in finance, including as Vice President of Finance and Business Operations, Lockheed Martin Aeronautics, from April 2006 to September 2007, and Vice President of Finance and Business Operations, Lockheed Martin Electronic Systems, from May 2002 to March 2006.

Qualifications
•Extensive executive experience with global large-cap company
•Financial expertise
•Strategic, operational and advisory roles in complex financial transactions
Other Public Company Boards
•Truist Financial Corporation (November 2015–present)

Former EVP and CFO Lockheed Martin Corporation

Director Since September 2019 •Audit Committee (December 2019–present)

Age 63

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Samme L. Thompson

Career
A business executive with more than 35 years of management experience, Mr. Thompson has served as President of Telit Associates, Inc., a financial and strategic advisory firm, since 2002. From 1999 to 2002, he served as SVP and Director of Strategy and Corporate Development for Motorola, Inc. Mr. Thompson also served as director of Strategic Planning and Development with AT&T Information Systems; as an SVP with Kidder, Peabody & Co.; and as a strategy consultant with McKinsey & Company.

Qualifications
•Significant strategic and global advisory experience
•Comprehensive board experience with companies in the wireless communications industry
•Strong leadership skills, including managing business operations
Other Public Company Boards
•Spok Holdings, Inc. (November 2004–July 2020)
Other Positions
•Board of Visitors, Joseph M. Katz Graduate School of Business
•Trustee, University of Chicago, Marine Biological Laboratory

President Telit Associates, Inc.

Director Since August 2005 (served as director of SpectraSite, Inc. from June 2004 until our acquisition in August 2005)
•Nominating and Corporate Governance Committee (May 2019–present)
•Compensation Committee (May 2006–May 2019, Chair, May 2009–May 2019)

Age 76

Corporate Governance
Our Board is committed to strong corporate governance practices and dedicated to ensuring American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this role, the Board and its three standing committees—Audit; Compensation; and Nominating—meet throughout the year and engage in meaningful discussions with management to ensure the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
To promote full compliance with all applicable corporate governance standards and remain aligned with best practices, the Board has adopted corporate governance principles and procedures, which it reviews annually and amends as necessary. We also continuously review guidance and interpretations provided by the SEC and the New York Stock Exchange (NYSE). Furthermore, we engage in meaningful discussions with our stockholders regarding governance issues and potential improvements.
You can access the charters for each of our current committees, our Corporate Governance Guidelines and By-Laws in the “Investor Relations – Corporate Governance” section of our website, www.americantower.com, and our Code of Conduct in the “Corporate Responsibility – Ethics” section of our website. You may also request such documents be mailed to you by writing to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations. Each committee charter, our Corporate Governance Guidelines and our Code of Conduct are reviewed annually.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Governance

Key Corporate Governance Best Practices

■Annual Election of All Directors
■All Directors Except One Management Director are Independent
■Independent Chairperson
■Only Independent Directors Serve on Board’s Standing Committees
■Majority Voting for Directors
■Independent Directors Meet Without Management Present
■Periodic Review of Board Composition and Succession Planning
■One Vote per Share of Common Stock
■Regular Stockholder Engagement
■Proxy Access (3%, 3 years, 25% of Board)
■Code of Conduct
■Vendor Code of Conduct
■Corporate Governance Guidelines
■Global Human Rights Statement
■Disclosure Committee for Financial Reporting
■Stock Ownership Requirements for Directors and Executives

■Stockholder Ability to Call Special Meetings (25% Ownership Threshold)
■Stockholders' Right to Act by Written Consent
■Anti-Insider Trading Policy, including Anti-Hedging and Anti-Pledging Provisions
■Claw Back Provisions
■Double-Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control
■Annual Enterprise Risk Assessment Review
■Approval Policy for Related Party Transactions
■Independent Compensation Consultant
■Annual Review of CEO Performance, Overseen by our Independent Chairperson
■Onboarding Program for New Directors
■Continuing Education Programs for Directors
■No Stockholder Rights Plans
■Annual Advisory Vote on Executive Compensation
■No Supermajority Voting Provisions
■Policy Against Director “Over-boarding”

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board of Directors
Our Board is committed to highly effective corporate governance that is responsive to stockholders, ensuring the Company delivers on its strategic objectives.
BOARD LEADERSHIP STRUCTURE
The Board believes its leadership structure should reflect what is optimal for the business in its current state and the Nominating Committee has determined it appropriate to separate the roles of Chairperson and CEO. The Board has no policy requiring the separation of the offices of Chairperson and CEO and retains authority to combine the roles in the future, if it believes doing so would be in the best interest of the Company.
The Board is currently led by our Chairperson, Pamela D.A. Reeve, who was appointed as a Director in March 2002. Ms. Reeve was named Lead Director in May 2004 and Chairperson in May 2020. During her tenure on the Board, Ms. Reeve has served on all three standing committees and provided extensive guidance to the Board and senior management. The Board has continued to benefit from her invaluable business knowledge and leadership in the role of Chairperson.
The Chairperson's duties include:
•Calling and chairing Board meetings, including the Board’s executive sessions of independent Directors;
•Approving agendas, materials and schedules for upcoming Board meetings in consultation with the CEO and other independent Directors;
•Meeting frequently with the CEO and senior management to advise and assist on strategic, business, financial and governance matters; and
•Together with the Chair of the Compensation Committee, preparing and conducting the annual performance review of the CEO.
SELECTION OF DIRECTORS AND BOARD REFRESHMENT

In order to maintain sustained growth of the Company, it is important we continue to have a Board with the requisite competencies to provide sound stewardship. We are committed to ensuring our Board is composed of Directors who bring a wealth of leadership experience, diverse viewpoints, knowledge and skills that benefit our Company and stockholders. The Nominating Committee reviews the characteristics, skills, background and experience of the Board as a whole and its individual members on an ongoing basis to assess those traits against the needs identified to benefit the Company, its management and its stockholders.
Our Board consists of Directors with a diversified range of tenures. Long-serving Directors provide important institutional knowledge and experience, while newer Directors bring fresh perspectives to deliberations. The Board, including the Nominating Committee, believes that periodic Board refreshment is necessary to optimize the Board’s effectiveness. In December 2021 and March 2022, respectively, Teresa H. Clarke and Kelly C. Chambliss were appointed to our Board. Both women bring unique knowledge and experience to the Board, which complement the Company's long-term strategy, as we continue to expand our geographical footprint as well as our data center operations. The Nominating Committee strives to maintain a Board with the knowledge and skills necessary to effectively oversee a global company.

5 New Independent Directors Added Since 2017
4
with gender and/or ethnic or racial diversity
2
current or former CEOs
1
former CFO
5
with international experience

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board Succession Planning

1	BOARD COMPOSITION REVIEW	On a quarterly basis, the Nominating Committee reviews the size and composition of the Board using a rigorous matrix of identified skills, experience and other criteria relevant to a global, publicly traded company in the mobile telecommunications infrastructure industry.
▼

2	ASSESSMENT OF DIRECTOR CANDIDATES’ SKILLS AND QUALIFICATIONS	As described in our Corporate Governance Guidelines, the Nominating Committee assesses Director candidates based on specific criteria, as outlined under “Director Skills and Qualifications Criteria” on page 23. Although the Nominating Committee does not assign specific numeric weights to these skills in its assessments, any Director candidate is expected to possess substantive knowledge or experience in several of the areas specified in the criteria.
▼

3	EVALUATION OF INDEPENDENT CONSULTANT’S FEEDBACK
Our Board believes it is important to review its effectiveness and that of its standing committees on an annual basis and, accordingly, engages with an outside independent consultant to conduct that evaluation and provide critical feedback. The feedback generated from this process assists the Board, and particularly the Nominating Committee, in determining the composition and skill set required for our Board to function effectively and oversee management’s implementation of the Company’s strategic goals and priorities.

▼

4	BOARD RECOMMENDATIONS	In considering candidates for inclusion in the Board’s slate of recommended Director nominees, the Nominating Committee recommends individuals whom it believes can best enhance the success of the business and represent stockholder interests through the exercise of sound judgment in light of the full Board’s experience. The Nominating Committee considers diversity to be a key criterion in searching for new Director candidates. To identify and evaluate Director candidates, the Nominating Committee requests recommendations from Board members and others, reviews and discusses biographical information and background material relating to potential candidates and, along with other Board members, interviews selected potential candidates. In addition, the Nominating Committee is committed to considering all candidates proposed by stockholders in accordance with the By-Laws, if appropriate biographical and background material is provided, applying the same criteria and following substantially the same process as it does in considering other candidates. The Nominating Committee may then choose to present such candidates to the Board for consideration.
▼

5	SELECTION OF CANDIDATE
Upon selection of a candidate, the individual is interviewed by certain members of the Board and an analysis is prepared to further assess the suitability of the candidate to address the needs of the Board. If the candidate is selected for recommendation to the Board, a review of his or her independence and potential conflicts is conducted.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA
As demonstrated in the Directors’ biographies beginning on page 13 and the “Board Diversity” section of the Proxy Summary, the Nominating Committee focuses on traditional diversity categories, such as gender, race and national origin, and also diversity in experience and skills. The Nominating Committee actively seeks out qualified women, persons of color and other individuals from minority groups to include in the pool from which new candidates are selected, as well as candidates with experience and skills that would complement the Board's overall makeup.
The Nominating Committee incorporates this broad view of diversity into its nomination process and seeks to maintain a Board that is strong in its collective knowledge and has a diversity of skills, ability, perspectives and experience. The Nominating Committee evaluates each individual Director candidate in the context of the Board as a whole, based on the following criteria:

Director Skills/Qualifications	Relevance to American Tower
PRIOR EXPERIENCE IN A LEADERSHIP/EXECUTIVE ROLE	Directors with leadership experience, especially in an executive role, strongly enhance the Board’s ability to manage risk and oversee operations.
THOUGHT LEADERSHIP AND/OR PUBLIC POLICY EXPERIENCE	Directors with experience working with thought leaders from business, government and policy help further our strategic vision to lead wireless connectivity around the globe.
FINANCE/CAPITAL ALLOCATION EXPERIENCE	Directors with finance experience assist in evaluating our financial vision and capital allocation strategy.
FINANCIAL EXPERTISE	Directors with financial expertise allow effective oversight and understanding of financial reporting, accounting, financing transactions, complex acquisitions and internal controls.
HUMAN CAPITAL EXPERIENCE	Directors with human capital experience are valuable to help attract, motivate and retain top candidates for positions at the Company and implement effective development and succession planning.
WIRELESS INDUSTRY AND/OR REIT EXPERIENCE	Directors with experience in our industry or with REITs have the knowledge needed to leverage business relationships, develop new business, provide operational insight and optimize effective strategies within the REIT structure, while understanding the qualifications to maintain REIT status.
OPERATIONAL AND MANAGEMENT EXPERIENCE	Directors who possess managerial and day-to-day operational experience enhance the Board’s ability to understand the development, implementation and assessment of our operations and business strategy.
INTERNATIONAL EXPERIENCE	Directors with international business experience help us understand and anticipate opportunities and challenges in a variety of international markets, including the 25 countries we currently operate in.
PRIOR BOARD AND/OR GOVERNANCE EXPERIENCE	Directors with corporate governance experience support our goals of having strong Board and management accountability, transparency and protection of stockholder interests.
RISK MANAGEMENT EXPERIENCE	Directors with experience in risk management help the Company in identifying, managing and mitigating enterprise risks, including strategic, regulatory, compliance, operational and financial risks.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR INDEPENDENCE
The NYSE rules effectively create a two-step process for determining whether a Director qualifies as “independent.” First, a Director must satisfy the bright-line standards for independence established by the NYSE. Second, the Board must affirmatively determine that the Director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.
As set forth in our Corporate Governance Guidelines, the Board has established guidelines to help it determine whether a Director has a material relationship with the Company. Under these guidelines, a Director is not considered to have a material relationship with the Company solely on the grounds that he or she:
•is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, us for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;
•is an executive officer of another company that is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company at which he or she serves as an executive officer;
•is a director of another company that does business with us, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of our Board with respect to such other company; or
•serves as an executive officer of any charitable organization, unless our charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues.
In addition, ownership of a significant amount of our Common Stock, by itself, does not constitute a material relationship.
For relationships not covered by these guidelines, the other independent Directors will determine whether a material relationship exists, based upon the recommendation of the Nominating Committee. No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers. The Board has determined that, based on his or her compliance with the Board’s established guidelines, each of American Tower’s non-management Directors has no material relationship with the Company and is “independent” under Section 303A.02 of the NYSE listing standards. In making its assessment, the Board determined that each of Messrs. Dolan, Frank, Hormats and Lara and Mses. Chambliss, Clarke and Reed had no relationship with the Company, other than being a Director or stockholder. With respect to Messrs. Macnab, Sharbutt, Tanner and Thompson and Mses. Lieblein and Reeve, the Board determined that relationships that existed with the Company were immaterial.
Specifically, the Board considered that each of Messrs. Macnab, Sharbutt, Tanner and Thompson and Mses. Lieblein and Reeve served or currently serves as a director or executive officer of a company that does business with us, as follows: Mr. Macnab served as a director and executive officer of National Retail Properties, Inc. until April 2017; Mr. Sharbutt currently serves as a director of Flat Wireless, LLC; Mr. Tanner served as Chief Financial Officer of Lockheed Martin Corporation until February 2019; Mr. Thompson served as a director of Spok Holdings, Inc. until July 2020; Ms. Lieblein currently serves as a director of Southwest Airlines Co.; and Ms. Reeve served as a director and chair of Frontier Communications Corporation until April 2021. In each case, the Board determined that such service was in accordance with the NYSE listing standards and our Corporate Governance Guidelines in that none of these Directors beneficially owns five percent (5%) or more of the outstanding capital stock of the applicable company, each recuses himself or herself from any deliberations of the Board with respect to the applicable company and, in each case, payments made to or received from each applicable company were less than $1 million or two percent (2%) of both the Company’s or the applicable company’s revenue in the 2021 fiscal year.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
ANNUAL EVALUATION
To identify areas that are effective and areas for improvement, our Board, with oversight by the Nominating Committee, conducts annual evaluations of its performance and that of each of its three standing committees. The Board recognizes that a robust and constructive evaluation process is essential to good governance and effectiveness. The table below summarizes the process followed in 2021. We expect to conduct a similar Board and committee self-evaluation process in 2022.

1	Identification of Third-Party Consultant: Information Gathering
The Nominating Committee hired an independent consultant to conduct the Director self-evaluation process. The consultant used a variety of evaluation formats, including:
•interviews and discussion sessions with individual Directors, standing committees, the full Board and members of senior management who interact with the Board; and
•surveys of each Board member to facilitate an objective, independent assessment of the effectiveness of the Board and applicable committees.
This process was intended to encourage candid feedback from Directors regarding the actions of the Board and the standing committees. Information gathered included Board and committee effectiveness and performance, agenda topics, materials, tenure, skills, leadership and strategy. Board members were also invited to discuss the performance of the Chairperson.

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2	Review and Assessment: Report to Nominating Committee and Board
The independent consultant:
•aggregated the results of its observations, interviews, feedback and surveys regarding Director performance, Board dynamics and effectiveness of the Board and the committees; and
•presented the findings to our Nominating Committee and full Board.
The data identified any themes or issues that had emerged and included suggestions for areas of improvement for each committee and the Board and an action plan for implementation of the changes suggested. The full Board reviewed the results of the consultant’s assessment and each committee reviewed its results.

▼

3	Action by the Nominating Committee
The Nominating Committee:
•used these results to review and assess the Board’s and each committee’s composition and required skill sets, responsibilities, structure, processes and effectiveness; and
•assessed the responsive actions to be taken to address areas of improvement in the performance of the Board and each of the committees. This included succession planning and an assessment as to the need for specific skills, experience and perspectives, which would benefit the Board in the future. The findings were compared against the strategic objectives of the Company and the skills matrix to address future needs of the business.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
BOARD MEETINGS

Our Board is committed to strong corporate governance practices and dedicated to ensuring American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this goal, the Board and its three standing committees—Audit; Compensation; and Nominating—meet throughout the year and engage in meaningful discussions with management to ensure the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
During the 2021 fiscal year, our Board held four regular meetings and six special meetings. Each Director attended at least 75% of the aggregate number of meetings of our Board and the committees on which he or she served. All of our Director nominees serving on the Board as of the date of our 2021 Annual Meeting of Stockholders attended the meeting. Ms. Clarke and Ms. Chambliss were appointed to the Board in December 2021 and March 2022, respectively, and, therefore, did not attend any meetings in 2021. We encourage, but do not require, our Directors to attend each Annual Meeting of Stockholders.
In determining whether to recommend a Director for re-election, the Nominating Committee considers the Director’s past attendance at meetings and participation in, and contributions to, the activities of the Board and standing committees.

The American Tower Board: By the Numbers in 2021 4 Regular meetings held by the Board 6 Special meetings held by the Board
At least 75%
of meetings attended by each current Director
100%
of the Directors attended the Annual Meeting of Stockholders

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
BOARD COMMITTEES
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Only independent Directors serve on the standing committees.

Audit Committee
MEETINGS IN 2021: 8	MEMBERS:
	JoAnn A. Reed (CHAIR) Teresa H. Clarke(1)	Kenneth R. Frank Bruce D. Tanner

Key Responsibilities:
•Oversees management’s financial reporting processes.
•Meets with our independent registered public accounting firm, outside the presence of management, to discuss our financial reporting, including internal accounting controls and policies and procedures.
•Approves all fees related to audit and non-audit services provided by the independent public accounting firm.
•Has the sole authority to select, retain, terminate and determine the compensation of our independent registered public accounting firm.
•Oversees our systems of internal accounting and financial controls.
•Reviews the global internal audit plan, including the annual fraud risk assessment.
•Reviews the annual independent audit of our financial statements.
•Reviews our financial disclosures.
•Reviews and implements our Code of Conduct in conjunction with oversight of the Ethics Committee.
•Oversees the establishment and implementation of “whistle-blowing” procedures.
•Oversees risk, litigation, cybersecurity and other compliance matters.

(1)Ms. Clarke was appointed to the Audit Committee in December 2021 and, therefore, did not attend any meetings in 2021.
Each member of the Audit Committee is an audit committee financial expert under SEC rules and has the accounting or related financial-management expertise required under NYSE rules. In addition, each member is “independent” under the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). No Audit Committee member serves on the audit committee of more than two other public companies.
The Audit Committee’s meetings in 2021 were designed to facilitate and encourage communication among the members of the Audit Committee, management, our internal auditors and our independent registered public accounting firm, Deloitte. Prior to each earnings release, the Audit Committee met with management and our auditors to review the financial results.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors

Compensation Committee
MEETINGS IN 2021: 6	MEMBERS:
	Craig Macnab (CHAIR) Gustavo Lara Cantu(1)	Raymond P. Dolan Grace D. Lieblein

Key Responsibilities:
•Leads the Board in establishing compensation policies for our executive officers and the Board, including approving employment agreements or arrangements with executive officers.
•Reviews and approves individual and overall corporate goals and objectives related to executive compensation; evaluates executive performance in light of those goals and objectives; and determines executive compensation levels based on this evaluation, including as it relates to our CEO.
•Regularly assesses our compensation plans to determine whether any elements create an inappropriate level of risk.
•Administers our equity incentive plans, approving any proposed amendments or modifications.
•Reviews our compensation programs.
•Oversees our stock ownership guidelines.
•Receives reports from management on human capital management programs and practices.
•Regularly reviews executive compensation market trends, recommending changes to programs or processes accordingly.
•Reviews Compensation Committee reports and CEO pay ratio for inclusion in appropriate regulatory filings, and results of annual advisory say-on-pay vote.

(1)Mr. Lara is not standing for re-election, but will continue to serve on the Compensation Committee through the date of the Annual Meeting.
For more information on the Compensation Committee’s role and our processes and procedures for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 46.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors

Nominating and Corporate Governance Committee
MEETINGS IN 2021: 4	MEMBERS:
	Robert D. Hormats (CHAIR) Pamela D.A. Reeve	David E. Sharbutt Samme L. Thompson

Key Responsibilities:
•Identifies and recommends individuals to serve on the Board and its committees.
•Develops and makes recommendations with respect to our Corporate Governance Guidelines, including the appropriate size, composition and responsibilities of the Board and its committees.
•Reviews corporate governance best practices and market trends.
•Reviews and approves or ratifies any related party transactions.
•Reviews any contemplated outside directorships of current Board members.
•Establishes performance criteria for the annual evaluation of the Board and its committees, and oversees the annual self-evaluation by Board members.
•Responds to stockholder requests and inquiries.
•Reviews and recommends Director training initiatives, and reviews Director onboarding program.
•Oversees and reviews the Company's ESG programs and corporate responsibility policies, including environmental initiatives, human capital management, the development and diversity of its workforce and sustainability reporting.
•Advises the Board with respect to Board committee charters, composition and protocol, including the current Board structure.

EXECUTIVE SESSIONS
The independent Directors periodically meet in executive sessions, which from time to time, include our CEO and/or other members of senior management with expertise relevant to the matter being discussed at such executive sessions. An executive session is typically scheduled immediately after each regular Board or committee meeting. The Chairperson presides at such sessions, and in her absence, the Board can designate the Chair of the Nominating Committee or, alternatively, the Chair of the Board committee relevant to the matter being discussed to preside. Upon reasonable notice to the other independent Directors, any independent Director may call for an executive session, with or without the presence of the Chairperson, if he or she deems it necessary or appropriate.
DIRECTOR ONBOARDING AND CONTINUING EDUCATION
To familiarize new Directors with American Tower’s business, strategies and policies, and to assist new Directors in developing Company and industry knowledge to optimize their service on the Board, we conduct a robust orientation program, which includes, among other things, a presentation on our business and wireless infrastructure sector, each of our regional markets, our capital structure, Board and committee responsibilities, corporate responsibility (including the American Tower Foundation), ethics standards, legal and risk management, Corporate Governance Guidelines and Company policies, and securities trading and reporting. Because we believe our Directors should be continually educated regarding corporate governance processes and practices, our business and our industry, we periodically conduct Board education sessions, often using external experts. The Nominating Committee annually reviews the current year’s Director training initiatives to determine programs for the upcoming year. Additionally, we encourage each independent Director to attend, annually and at the Company’s expense, at least one board education course offered by either an academic institution or a professional service organization.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR COMPENSATION
As of December 31, 2021, our standard compensatory arrangement with our non-management Directors included the following:

Director Compensation Element		Payment	BOARD SERVICE MIX OF COMPENSATION
Board Service
Annual Retainer		$100,000
Additional Annual Payment to Chairperson		$100,000
Committee Service	Chair	Member
Audit Committee	$15,000	$15,000
Compensation Committee	$15,000	$10,000
Nominating Committee	$10,000	$10,000

(1) The Average Cash Compensation excludes $100,000 paid to the Chairperson of the Board.
On March 10, 2021, based on their performance in the prior year and expected future contributions to the Company, we granted each of the non-management Directors 881 RSUs, which will fully vest and settle in shares of Common Stock on the one-year anniversary of the grant date.
The following table provides information regarding the compensation of each non-management Director who served on our Board during the year ended December 31, 2021. Mses. Clarke and Chambliss are not included in this table because Ms. Clarke joined the Board in December 2021 and Ms. Chambliss joined the Board in March 2022. Information regarding the compensation of Mr. Bartlett may be found under “Executive Compensation Tables” beginning on page 70.
DIRECTOR COMPENSATION FOR 2021

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Total($) (h)
Raymond P. Dolan	$110,000	$180,094	$290,094
Kenneth R. Frank	$115,000	$180,094	$295,094
Robert D. Hormats	$115,000	$180,094	$295,094
Gustavo Lara Cantu(3)	$115,308	$180,094	$295,402
Grace D. Lieblein	$112,500	$180,094	$292,594
Craig Macnab	$125,000	$180,094	$305,094
JoAnn A. Reed	$130,000	$180,094	$310,094
Pamela D.A. Reeve	$210,000	$180,094	$390,094
David E. Sharbutt	$115,000	$180,094	$295,094
Bruce L. Tanner	$115,000	$180,094	$295,094
Samme L. Thompson	$110,000	$180,094	$290,094
(1)The amount in column (c) reflects the aggregate grant date fair value of awards granted for the fiscal year ended December 31, 2021. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU awards by $204.42, the closing market price of shares of our Common Stock on the grant date, March 10, 2021.
(2)No stock option awards were granted during the fiscal year ended December 31, 2021. As of December 31, 2021, each non-management Director who served on our Board during 2021 held the following shares of Common Stock underlying the RSU awards and outstanding options to purchase Common Stock. As of December 31, 2021, all of the following options were fully vested and exercisable.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight

Name	Number of Unvested Shares Underlying RSU Award (#)	Market Value of Unvested Shares Underlying Unvested RSUs ($)(i)	RSU Grant Date	Number of Securities Underlying Outstanding Options (#)	Option Exercise Price ($)	Option Grant Date
Raymond P. Dolan				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$257,693	3/10/2021
Kenneth R. Frank	881	$257,693	3/10/2021
Robert D. Hormats	881	$257,693	3/10/2021
Gustavo Lara Cantu	881	$257,693	3/10/2021
Grace D. Lieblein	881	$257,693	3/10/2021
Craig Macnab	881	$257,693	3/10/2021
JoAnn A. Reed				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$257,693	3/10/2021
Pamela D.A. Reeve				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$257,693	3/10/2021
David E. Sharbutt				454	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$257,693	3/10/2021
Bruce L. Tanner	881	$257,693	3/10/2021
Samme L. Thompson				3,590	$62.00	3/12/2012
				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$257,693	3/10/2021
(i)The value of the unvested shares of Common Stock underlying the RSU award was calculated by multiplying the number of unvested shares of Common Stock by $292.50, the closing market price of shares of our Common Stock on December 31, 2021.
(3)The fees paid to Mr. Lara include a payment made on his behalf for professional tax preparation services.
DIRECTOR COMPENSATION FOR 2022
In February 2022, based on review of peer group companies and benchmarking analyses, we made the following changes to our cash compensation program for non-employee Directors:
•Increased the additional annual payment to the Chairperson from $100,000 to $125,000;
•Increased the committee service payment for Compensation Committee members from $10,000 to $15,000; and
•Increased the committee chair payment for the Audit Committee chair from $15,000 to $25,000.
Risk Oversight
The Board oversees the management of the Company’s risk exposure through the framework outlined below. Our standing committees, which are made up solely of independent Directors, most of whom have extensive experience in providing strategic and advisory guidance and assessments to other public companies, assist the Board in evaluating the specific risks the Company faces in the areas of finance, compensation and governance, as outlined below, as well as our policies for risk management and assessment. At each regularly scheduled Board meeting, each committee’s Chairperson reports on, among other things, any identified risks associated with that committee’s principal areas of focus.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight
The Board’s role in risk oversight complements our leadership structure, with senior management responsible for assessing, managing and mitigating our risk exposure and the Board and its committees overseeing those efforts. We believe this is an effective approach to addressing the risks we face and supports our current Board leadership structure. It allows our independent Directors to evaluate our risks and our risk management and assessment policies through fully independent Board committees, with ultimate oversight by the full Board.

BOARD OF DIRECTORS

•Reviews the Company’s most significant risks and ensures management responds appropriately with risk-informed strategic decisions.
•Monitors risk exposure to ensure it is in line with the Company’s overall tolerance for, and ability to manage, risk.
•The Chairperson discusses management’s assessment of risks in executive sessions and determines whether further review or action by the full Board or a particular committee would be appropriate.

COMMITTEES

THE AUDIT COMMITTEE	THE COMPENSATION COMMITTEE	THE NOMINATING COMMITTEE

•Has primary responsibility for reviewing financial risk for the Company.
•Considers material litigation instituted against the Company and reviews cybersecurity issues and the resolution of issues raised through our Ethics Committee process.
•Identifies and assesses audit, accounting, financial reporting, compliance and legal risks, and oversees the methodologies that management implements to address those risks.

•Reviews and balances risk in our compensation practices, programs and policies.
•Regularly assesses, with its independent compensation consultant and management, the Company’s compensation programs to determine if any elements of these plans create an inappropriate level of risk and to evaluate management’s methods to mitigate any potential risks.
•Oversees risks related to human capital management, including employee training and development, recruitment and engagement.

•Oversees risks associated with Board and committee composition, including the current Directors’ skill sets and the Company’s anticipated future needs.
•Oversees risks associated with the Company’s corporate governance structure and related party transactions.
•Oversees risks related to the Company's ESG programs and corporate responsibility policies, including environmental initiatives, workforce diversity and sustainability reporting.

MANAGEMENT

•Conducts a comprehensive, annual enterprise risk assessment to identify the most significant existing and emerging risks to the successful achievement of the Company’s strategic and operational goals, along with the procedures and initiatives in place to address those risks.
•Presents results of assessment to the Board for discussion, thereby enabling the Board to successfully oversee the Company’s risk management activities.
•Provides quarterly updates to the Board concerning the strategic, operational and emerging risks to the Company’s ability to achieve its business goals and initiatives for each geographic area and functional group, along with updates to the mitigation activities underway to address those risks.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Stockholder Outreach and Rights
Stockholder Outreach and Rights
We believe regular, transparent stockholder engagement is essential to American Tower's long-term success. In 2021, we continued our practice of engaging with stockholders to understand their perspectives on performance and strategy, corporate governance, executive compensation, sustainability and other matters.

We made presentations at financial and industry conferences.	We met with financial and governance analysts and investment firms.	We held meetings with institutional stockholders.	We responded to inquiries from our stockholders.

Response to Investor Outreach

In 2021, we contacted stockholders that in aggregate represented 81% of our actively managed outstanding stock. In response to communications with our investors, our Board and management team has taken action, implementing the following recent changes:
•Incorporated ESG performance metrics into our annual incentive plan, beginning in 2022
•Enhanced disclosure around our policy against political contributions and PACs on our public policy website
•Disclosed Board diversity metrics on an individualized basis
•Amended the Nominating Committee Charter to include direct oversight of ESG
•Adopted science-based targets, as approved by the SBTi
•Disclosed EEO-1 data on our Company website
•Amended our Corporate Governance Guidelines to limit the number of public company boards on which our Directors may serve

Our By-Laws permit a group of up to 20 stockholders, who have owned at least three percent (3%) of American Tower stock continuously for at least three (3) years, the ability to submit Director nominees—up to twenty-five percent (25%) of the Board—for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.

Proxy Access

Holders of at least 3% of AMT stock held by up to 20 stockholders	Holding the stock continuously for at least 3 years	Can nominate up to 25% of the Board for election at an annual meeting of stockholders

In addition, we provide our stockholders with the right to call a special meeting and act by written consent, the terms of which reflect the mainstream of current market practice.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Responsibility at American Tower
Communications From Stockholders and Other Interested Parties
The Board gives attention to written communications submitted by stockholders and other interested parties and will respond if and as appropriate. The Board has designated the Nominating Committee to consider, and determine responses to, communications from stockholders and other interested parties. If you wish to send communications on any topic to the Board and its non-management Directors, address your communications to: Robert D. Hormats, Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. Stockholders proposing Director nominations or any other business for consideration at a meeting of stockholders must comply with the proxy access provisions or the advance notice and related provisions in our By-Laws, as applicable.

MONITORING OF COMMUNICATIONS FROM STOCKHOLDERS		FORWARDING OF COMMUNICATIONS TO DIRECTORS		RESPONSE TO STOCKHOLDERS
Under most circumstances, the Chairperson of the Nominating Committee is, with the assistance of our General Counsel, primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other Directors as he or she considers appropriate.
▶
Communications that relate to substantive matters and include suggestions or comments the Chairperson of the Nominating Committee considers to be important for the Directors to consider will be forwarded to all Directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than are communications relating to ordinary business affairs or matters that are personal or otherwise not relevant to the Company, including mass mailings and repetitive or duplicative communications.
▶
Responses are made to stockholders by the most suited person, including a Director or member of senior leadership. We use the feedback received from stockholders to improve our corporate governance, sustainability and disclosure practices. In addition, we have made numerous changes to executive compensation to align compensation to long-term stockholder value, improve transparency and implement stock ownership guidelines for all executives.

Corporate Responsibility at American Tower
Our corporate responsibility initiatives are overseen by the Nominating Committee of our Board and carried out by our Chief Sustainability Officer, with support from the corporate sustainability team and other market leaders. In 2021, we established our Global Sustainability Committee to help develop our ESG strategy and facilitate cross-market knowledge sharing. Additionally, we hired a Chief Diversity, Equity and Inclusion Officer to lead our diversity, equity and inclusion (DEI) strategy, implementing new initiatives and best practices. Through the American Tower Foundation, we continue to enhance relationships with many local organizations in our served markets to improve education and technology opportunities in communities in need, support school districts and youth development agencies, and provide assistance for emergency relief during natural disasters.
Our 2020 Sustainability Report, published in August 2021, provides a comprehensive overview of our material ESG practices across our markets. In early 2022, we streamlined our sustainability program to focus on three core pillars: environment, social and governance. Our goal is to promote the highest recognized and accepted standards of environmental performance, social responsibility and corporate governance across our global operations, while maintaining a strong commitment to supporting the communities in which we operate.
We continue to manage our business in a way that motivates us to achieve the best possible performance, without compromising our corporate responsibility goals. This approach has enabled us to understand how risks and opportunities in platform expansion and thought leadership, as well as ESG matters, can positively impact our profitability, our future opportunities and, more importantly, our communities. Our commitment to corporate responsibility is a fundamental part of our overall business strategy and our commitment to our stakeholders.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Human Capital Management
Human Capital Management
The Board recognizes that our 6,378(1) full-time employees are our most important assets and are fundamental to our success. Our teams represent over 20 countries around the world, with 2,291(1) employees based in the U.S. and 4,087(1) based internationally. Our human capital management strategy focuses on creating solutions to attract, develop, engage and retain top talent in each market in which we operate. We value the diverse perspectives of our employees and encourage all of them to bring their authentic selves to work every day.
Diversity, Equity and Inclusion
A critical factor in our success is ensuring DEI remain at the core of our business culture, infusing fresh ideas, helping us remain connected to customers in a dynamic global market, and ensuring mutual respect guides us in our interactions both internally and externally. Our commitment to diversity at every level of the business is articulated in our Diversity Statement.
Our Chief Diversity, Equity and Inclusion Officer leads our DEI strategy by introducing new initiatives and best practices, including working with each region to develop relevant representation, development and recruitment goals and launching a resource center for our U.S. employees. We also implemented several initiatives designed to address racial injustice and enhance our diversity, including pledges from the American Tower Foundation of (i) $1 million to organizations recommended by our Social Justice Committee to counter systemic racism, and (ii) $1 million for scholarship funds at two Historically Black Colleges and Universities. We have also continued existing initiatives to provide employees with conscious inclusion training, promote pay equity and increase diversity in recruitment, talent mentoring and leadership development.

RECRUITING DIVERSE TALENT	SUPPORTING FEMALE LEADERS

Our recruiting efforts consistently include strategies to build diverse candidate pipelines and promote a culture that supports a diverse team of global employees. All senior leaders in the U.S. have set a goal to include at least one diverse candidate for all open management-level and above positions. Additionally, in our Leadership Development Program, which provides a recruitment opportunity for business school students to learn about different aspects of our business through regular rotational assignments, as of December 31, 2021, 67% of hires identified as part of a minority group and 33% identified as female. We have also increased our recruiting efforts with Historically Black Colleges and Universities.

We believe gender diversity across the Company, including at the leadership level, makes us a stronger company. In the U.S., we have formed partnerships with organizations, such as Strategies for Success, the Simmons Women’s Leadership Conference and the Women’s Wireless Leadership Forum of the Wireless Infrastructure Association, to enhance opportunities for female leaders. As a result of our efforts, in 2021, 38% of all employees promoted globally were female, which is greater than the female representation in our workforce of 28%. And as of year-end, nearly 40% of management-level positions in the U.S. were held by women. Gender diversity is also a priority for our Board, with five of our current Directors identifying as female, including our Chairperson. Additionally, each standing committee of the Board has at least one female Director member.

RECOGNITIONS

We have received recognition in recent years for our ongoing efforts to support an inclusive and diverse workforce.
Forbes’ list of World’s Most Admired Companies in 2022	Forbes’ list of America’s Best Midsize Employers in 2022	Newsweek's list of America's Most Responsible Companies in 2022

(1)Employee headcount as of December 31, 2021.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Human Capital Management

Training and Development
Starting the moment our employees join American Tower, we support them with professional onboarding, and continue to support them with ongoing training and development opportunities to help them grow and thrive in their careers at the Company. We offer a variety of development opportunities unique to each market, including 8,700 employee resources in up to five languages that focus on job-specific training and general topics, such as productivity, collaboration and project management. We create and customize our courses to meet regional needs and update them regularly to address changing marketplace dynamics and employee interests.
100% of eligible employees at all levels received an annual performance and career development review during 2021.

Management and Leadership Development
Developing our managers is critical to our success. In several markets, people managers are invited to participate in the Management Development at American Tower program, which includes a curriculum of online and virtual classroom modules, offered in multiple languages, that focus on skills, such as managing teams, feedback essentials and delegation. Our annual Advanced Leadership Development Program, in collaboration with the INSEAD executive education program, provides our next-generation leaders in Latin America, Europe and Africa with a twelve-week intensive workshop to enhance management and leadership skills. Additionally, the Leadership Excellence at American Tower Program supports global senior leaders’ development through its partnership with the Massachusetts Institute of Technology. We also have a comprehensive talent-management review process to develop future leaders and ensure effective succession planning.
Individual contributors have 8,700 resources available to them, which focus on job-specific training and other topics, such as productivity, collaboration and project management, and our managers are provided nearly 30,000 resources and tools to help them succeed in their roles.

Workplace Safety
We are committed to the safety of our employees and surrounding communities. Depending on the role, team members are required to pass and complete regular safety training courses and follow specific tower and site safety protocols using complex operational manuals. A key component of our culture is a strong commitment to incident reporting and corrective actions, as well as a comprehensive program for ensuring vendor compliance with safety standards and certifications. Our strict adherence to the rigorous standards set forth by the relevant government agencies and other authorities, such as the Telecommunications Infrastructure Registered Apprenticeship Program and Telecommunications Industry Association, is critical to ensuring our towers are structurally safe for field personnel, vendors, customers and communities.
In 2021, we created a new senior role, Chief Security Officer, tasked with helping to ensure the safety and security of our employees globally, as well as implementing best-in-class security protocols.

Health and Wellness
We offer medical and parental leave benefits to full-time employees across all markets, with some local variation. As a result of the effects of the COVID-19 pandemic, we conducted wellness check-ins and offered resources to support our employees' mental health and well-being, including access to a free Employee Assistance Program, which offers confidential assistance on a wide range of issues. We also offer market competitive benefits in all locations and introduced a behavioral health benefit in the U.S. to support employee mental well-being.

BIENNIAL EMPLOYEE ENGAGEMENT SURVEY
In 2021, employees were sent our biennial employee engagement survey. The survey was completed by 91% of our employees. Most notably, teamwork and leadership both received an 89% favorability score, employee engagement received an 87% favorability score and DEI received an 83% favorability score. Additionally, our response to COVID-19 received a 91% favorability score.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Stock Ownership Guidelines
Cybersecurity
The Company is committed to properly addressing the cybersecurity threats we face in today's global business environment. A dedicated team of technology professionals works throughout the year to monitor all matters of risk relating to cybersecurity. In addition to the globally recognized International Organization for Standardization certification for Information Security Management Systems (ISO 27001) certification that American Tower has held since 2020, the CoreSite portfolio brings these certifications and standards across 22 additional facilities: System and Organization Controls (SOC) 1 Type 2 examination; SOC 2 Type 2 examination; ISO 27001; National Institute of Standards and Technology Publication Series 800-53 (NIST 800-53) attestation based on the high-impact baseline controls and additional Federal Risk and Authorization Management Program (FedRAMP) requirements for a subset of control families applicable to colocation services; Payment Card Industry Data Security Standard (PCI DSS) validation; Health Insurance Portability and Accountability Act (HIPAA) attestation for the HIPAA Security Rule and the Health Information Technology for Economic and Clinical Health Act (HITECH) Breach Notification requirements.
The Company maintains a robust privacy compliance program. Employees are provided with compulsory training, which enables them to detect and report malware, ransomware and other malicious software and social engineering attempts that may compromise the Company’s information technology systems. Employees are also required to complete compulsory training on data privacy. In addition to ensuring adequate safeguards are in place to minimize the chance of a successful cyberattack, this team has established well-defined response procedures to effectively address any cyber threat that may occur despite these safeguards. The response procedures are designed to identify, analyze, contain and remediate such cyber incidents in an expeditious manner. As the cyber landscape evolves in our technology systems, in our platform expansion initiatives and in the broader context of the internet and expanding connectivity, management continually updates its approach on cybersecurity to safeguard the Company’s sensitive information and assets.
The Board believes a strong cyber strategy is vital to protect our business, customers and assets. The Audit Committee oversees the Company’s internal cybersecurity and other information technology risks, controls, strategies and procedures. In addition, the Audit Committee periodically evaluates our cyber strategy to ensure its effectiveness and, if appropriate, includes a review from third-party experts. We maintain a data incident response plan (the Response Plan) to help ensure a timely, consistent and compliant response to actual or attempted data incidents impacting the Company. The Response Plan covers the major phases of the incident response process, including (1) preparation, (2) detection and analysis, (3) containment and investigation, (4) notification, which may include timely notice to our Board if deemed material or appropriate, (5) eradication and recovery and (6) incident closure and post-incident analysis.
Stock Ownership Guidelines
To further align the interests of our leadership with those of our stockholders and promote our commitment to sound corporate governance, our Corporate Governance Guidelines include stock ownership guidelines. Each executive officer and Director is expected to beneficially own American Tower stock equal in market value to a specified multiple of his or her annual base salary or annual cash retainer, as applicable. The guideline for the CEO is six (6) times his or her annual base salary and for each of the other executive officers is three (3) times his or her annual base salary. The guideline for each non-management Director is five (5) times the annual cash retainer. Each executive officer and non-management Director has five (5) years from the date of hire/appointment to reach his or her ownership target. Additionally, each executive officer is required to retain at least 50% of shares, net of tax obligations, until he or she meets the ownership requirements.
To determine compliance with these guidelines, we count actual shares, unvested RSUs, in-the-money value of vested options and unvested PSUs (at target). The Compensation Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions at its discretion. As of March 21, 2022, each executive officer and non-management Director met his or her ownership target.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Approval of Related Party Transactions
Executive Succession Planning
Our Board's involvement in leadership development and succession planning is ongoing. Pursuant to our Corporate Governance Guidelines, on an annual basis, the Board, in its executive sessions, considers and reviews succession candidates for the CEO and other executive leadership positions for both near- and long-term planning. The Board reviews potential candidates for succession planning purposes, in light of their performance, leadership qualities and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of our current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.
Approval of Related Party Transactions
Our Corporate Governance Guidelines include a policy that the Nominating Committee shall review and approve all related party transactions for potential conflicts of interest and will prohibit such a transaction if it determines it to be inconsistent with the interests of the Company and its stockholders. Under the policy, "related party transactions" means all transactions between the Company and any related party other than transactions available to employees or Directors generally or transactions involving less than $120,000, and “related parties” means our executive officers, Directors and stockholders owning more than five percent (5%) of our Common Stock, as well as any such person’s immediate family members. The policy also covers entities that are owned or controlled by related parties, or entities in or of which related parties have a substantial ownership interest or control.
Under the policy, management must present to the Nominating Committee the proposed terms of any related party transaction that it wishes to enter into, including the value of the proposed transaction. After reviewing the transaction, the Nominating Committee will approve or disapprove it, and management must continue to update the Nominating Committee of any material change to any approved transaction. If management enters into a related party transaction before the Nominating Committee approves it, the Nominating Committee must ratify the transaction or management must make all reasonable efforts to cancel or annul the transaction.
In 2021, the Company received approximately $1.2 million from Ligado Networks, LLC (Ligado). Payments from Ligado to the Company were customary recurring lease payments for tower space Ligado leases on multiple communications sites. Doug Smith, the President and Chief Executive Officer of Ligado, is the brother of Rodney M. Smith, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. This transaction was reviewed and ratified by the Nominating Committee in accordance with the Company’s Corporate Governance Guidelines.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information known to us as of March 21, 2022, regarding shares of Common Stock beneficially owned as of such date by:
•each member of our Board;
•each executive officer named in the Summary Compensation Table, which can be found on page 70 in this Proxy Statement;
•all Directors and executive officers as a group; and
•each person known to beneficially own more than 5% of our outstanding Common Stock.
We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and also any shares the individual or entity had the right to acquire within 60 days of March 21, 2022. Accordingly, the numbers of shares shown below include shares underlying stock options and RSUs that are vested or are expected to vest prior to May 20, 2022, which we collectively refer to below as “presently vested equity.” All percentages with respect to our Directors and executive officers are based on the shares of Common Stock outstanding as of March 21, 2022. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Name of Beneficial Owner	Number of Shares	Percent of Common Stock
Directors and Named Executive Officers
Thomas A. Bartlett(1)	216,185	*
Kelly C. Chambliss	—	*
Teresa H. Clarke	—	*
Edmund DiSanto(2)	428,511	*
Raymond P. Dolan(3)	29,856	*
Kenneth R. Frank	881	*
Robert D. Hormats	6,240	*
Gustavo Lara Cantu	11,649	*
Grace D. Lieblein	3,834	*
Craig Macnab	10,008	*
Olivier Puech	11,384	*
JoAnn A. Reed(4)	64,929	*
Pamela D.A. Reeve(5)	29,856	*
David E. Sharbutt(6)	6,330	*
Rodney M. Smith(7)	162,346	*
Bruce L. Tanner	1,624	*
Samme L. Thompson(8)	34,482	*
Steven O. Vondran(9)	68,611	*
All Directors and executive officers as a group (20 persons)(10)	1,103,940
Five-Percent Stockholders
The Vanguard Group(11)
100 Vanguard Blvd., Malvern, PA 19355	59,157,936	12.97%
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Delinquent Section 16(a) Reports

Name of Beneficial Owner	Number of Shares	Percent of Common Stock
BlackRock, Inc.(12)
55 East 52nd Street, New York, NY 10055	36,636,712	8.03%
*Less than 1%
(1)Includes 184,407 shares of Common Stock beneficially owned by Mr. Bartlett and presently vested equity with respect to an aggregate of 31,778 shares of Common Stock.
(2)Includes 177,455 shares of Common Stock beneficially owned by Mr. DiSanto and presently vested equity with respect to an aggregate of 251,056 shares of Common Stock.
(3)Includes 16,592 shares of Common Stock beneficially owned by Mr. Dolan and presently vested equity with respect to an aggregate of 13,264 shares of Common Stock.
(4)Includes 51,665 shares of Common Stock beneficially owned by Ms. Reed and presently vested equity with respect to an aggregate of 13,264 shares of Common Stock.
(5)Includes 16,592 shares of Common Stock beneficially owned by Ms. Reeve and presently vested equity with respect to an aggregate of 13,264 shares of Common Stock.
(6)Includes 905 shares of Common Stock beneficially owned by Mr. Sharbutt and presently vested equity with respect to an aggregate of 5,425 shares of Common Stock.
(7)Includes 35,672 shares of Common Stock beneficially owned by Mr. Smith and presently vested equity with respect to an aggregate of 126,674 shares of Common Stock.
(8)Includes 21,218 shares of Common Stock beneficially owned by Mr. Thompson and presently vested equity with respect to an aggregate of 13,264 shares of Common Stock.
(9)Includes 10,327 shares of Common Stock beneficially owned by Mr. Vondran and presently vested equity with respect to an aggregate of 58,284 shares of Common Stock.
(10)Includes presently vested equity with respect to an aggregate of 526,273 shares of Common Stock.
(11)Based on a Schedule 13G/A filed on February 9, 2022, The Vanguard Group had shared voting power over 965,014 shares of Common Stock, sole dispositive power over 57,077,551 shares of Common Stock, shared dispositive power over 2,080,385 shares of Common Stock and beneficial ownership of 59,157,936 shares of Common Stock.
(12)Based on a Schedule 13G/A filed on February 1, 2022, BlackRock, Inc. had sole voting power over 31,335,337 shares of Common Stock and sole dispositive power over 36,636,712 shares of Common Stock and beneficial ownership of 36,636,712 shares of Common Stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. As a matter of practice, the Company assists its executive officers and Directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of such forms, as well as information provided by the reporting persons, the Company believes that all of its executive officers, Directors and beneficial owners of more than 10% of its common stock complied with the reporting requirements of Section 16(a) during the year ended December 31, 2021, other than five late reports for Rodney M. Smith, representing shares purchased by Mr. Smith during nine separate transactions from March 2019 through February 2021 pursuant to a broker-sponsored dividend reinvestment plan. These delinquent filings were reported on Form 3/A and Form 5 on February 14, 2022.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

Audit Matters

PROPOSAL 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected, and the Audit Committee and the Board of Directors recommend stockholder ratification of, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

The Audit Committee and the Board of Directors unanimously recommend that you vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements.
Deloitte has served as our independent registered public accounting firm since our inception. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm and has conducted formal auditor solicitation processes in the past to evaluate other firms. In such solicitation processes and periodic evaluations, the Audit Committee considers such factors as the independence materials provided by Deloitte, the firm's familiarity with our account and lines of business, the firm's work quality and management's satisfaction with its performance, and the firm's tenure as the Company's independent auditor. Further, in conjunction with the mandated rotation of Deloitte’s lead engagement partner, the Audit Committee and its Chairperson were directly involved in the selection of Deloitte’s lead engagement partner. The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.
Although ratification by stockholders is not required by law or our By-Laws, the Audit Committee believes submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time, if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will reconsider their selection.
Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they choose and will also be available to respond to appropriate questions from stockholders.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

AUDIT MATTERS
Audit Committee Report
Audit Committee Report
Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the U.S. Public Company Accounting Oversight Board (PCAOB) and issuing a report on those financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is also responsible for monitoring and reviewing these processes.
The Audit Committee reviewed the Company’s audited financial statements for fiscal year 2021 (ended December 31, 2021) and discussed with the Company’s management these financial statements, including the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with Deloitte the audited financial statements and the matters required by the applicable requirements of the PCAOB and the SEC. Deloitte provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Deloitte its independence and has considered whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence.
Based on its discussions with, and its review of information provided by, management and Deloitte, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
By the Audit Committee of the Board of Directors of American Tower Corporation.
AUDIT COMMITTEE
JoAnn A. Reed, Chairperson
Teresa H. Clarke
Kenneth R. Frank
Bruce L. Tanner
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

AUDIT MATTERS
Independent Auditor Fees and Other Matters
Independent Auditor Fees and Other Matters
The following table presents the aggregate fees billed for services rendered by Deloitte for the fiscal years ended December 31, 2021 and 2020 ($ in thousands):

	2021	2020
Audit Fees	$8,451	$6,928
Audit-Related Fees	$1,505	$1,600
Tax Fees	$520	$1,050
Total Fees	$10,476	$9,578
Audit Fees. These fees relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and consultations regarding the accounting, financial reporting and audits of subsidiaries, including statutory audits required by foreign jurisdictions and audits required by the agreements related to our securitizations.
Audit-Related Fees. These include fees for valuation reviews and audit services performed in connection with our acquisitions, due diligence services and other services performed in connection with our financing activities. In 2021 and 2020, the acquisition-related audit service fees included in the total audit-related fees were $0.7 million and $0.8 million, respectively.
Tax Fees. These include fees for consulting services related to potential acquisitions, tax planning and advice, and assistance with international and other tax matters.
Audit Committee Pre-approval Policy and Procedures. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services to be performed by our independent registered public accounting firm. This policy requires that we do not engage our independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.
The Audit Committee may and does pre-approve specified types of services, including permissible tax services, that we expect our independent registered public accounting firm to provide during the next 12 months. The Audit Committee may also authorize any Audit Committee member to approve any audit or non-audit services that our independent registered public accounting firm provides. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee.
The Audit Committee approved all the services described above in accordance with its pre-approval policies and procedures.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

Compensation and Other Information Concerning Directors and Officers

PROPOSAL 3
Advisory Vote on Executive Compensation
We are providing our stockholders the opportunity to approve, on an advisory basis (a “say on pay” vote), the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and related tabular and narrative disclosures in this Proxy Statement in accordance with Section 14A of the Exchange Act. We intend to submit our executive compensation to an advisory vote annually, consistent with the advisory vote of our stockholders on the frequency of the say on pay vote at our 2017 Annual Meeting of Stockholders. The next advisory say on pay vote of our stockholders will be held at our 2023 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

We believe our executive officers play a critical role in our financial, strategic and operational performance and in creating long-term stockholder value. Accordingly, our executive compensation philosophy is to create a balance that achieves our executive retention objectives, while rewarding our executive officers under a pay-for-performance philosophy through an appropriate combination of base salary, annual performance incentive awards and long-term, equity-based compensation. The objectives of our executive compensation program include:
•attracting and retaining top talent;
•motivating and engaging our executive officers; and
•driving sustainable, long-term growth and stockholder value consistent with our vision and growth strategy.
We continually review our executive compensation program. We seek the input of our stockholders, and based on such engagement, have made changes to our executive compensation program over time which reflect those discussions.
We urge you to read the “Compensation Discussion and Analysis,” including the accompanying compensation tables and related narrative disclosures in this Proxy Statement, as it provides greater detail on our compensation philosophy and determinations. The Compensation Committee and the Board believe our executive compensation program and policies are consistent with, and help us achieve the goals of, our compensation philosophy.
HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM AND POLICIES
•The majority of our executives’ targeted compensation consists of at-risk pay elements. As described in the “Compensation Discussion and Analysis,” 93% and 88% of the total direct compensation opportunity (assuming target performance) for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation, as of December 31, 2021.
•We weight our target compensation packages toward equity-based incentive awards to focus executives on long-term value creation and provide an appropriate balance with the short-term performance-driven incentive awards.
•Our long-term equity incentive award does not include stock options and consists only of RSU and PSU awards.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Proposal 3 Advisory Vote on Executive Compensation
•We tie our annual bonus incentive awards directly to performance:
•100% of the target award for each of the NEOs, other than the CEO, is tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1)).
•The CEO’s target award is 80% tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1)) and 20% tied to achievement of pre-established individual performance goals based on the four pillars of the Company’s Stand and Deliver strategy: (i) lead wireless connectivity around the globe, (ii) innovate for a mobile future, (iii) drive efficiency throughout the industry and (iv) grow our assets and capabilities to meet customer needs.
•Vesting of our PSUs is determined by achievement of pre-established goals for cumulative Consolidated AFFO per Share(1) and average ROIC(1) for a three-year performance period.
•We provide equity vesting upon a change of control only upon a termination of employment (a “double-trigger”), with no tax gross-ups.
•Our retirement and welfare benefits are consistent for all employees, with no pension or deferred compensation plans for executive officers and limited perquisites.
•Our annual performance incentive awards and long-term, equity-based awards have terms that, in certain circumstances, allow us to claw back cash shares received pursuant to such awards or require the payment of gains realized upon disposition of such shares.
•Our stock ownership guidelines require each executive to own a number of shares at a multiple of his or her annual base salary (six times base salary for our CEO and three times base salary for our other executive officers who report directly to our CEO), and each executive is required to retain at least 50% of shares, net of tax obligations, until he or she meets the ownership requirements.
•We conduct a risk review of our compensation programs each year to determine if any elements of the programs create an inappropriate level of risk.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
Although the advisory vote on this proposal is non-binding, meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote, we encourage all stockholders to vote their shares on this matter, as the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive-compensation decisions.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Discussion and Analysis
In this section, we summarize our philosophy and objectives regarding the compensation of our NEOs, including our policies on how we determine the elements and amounts of executive compensation. We encourage you to read this discussion and analysis in conjunction with our compensation tables beginning on page 70 and the report of the Compensation Committee of our Board on page 69 of this Proxy Statement. All references to the “Committee” in this section refer to the Compensation Committee.
Our 2021 NEOs

Name	Title
Thomas A. Bartlett	President and Chief Executive Officer
Rodney M. Smith	Executive Vice President, Chief Financial Officer and Treasurer
Edmund DiSanto	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Olivier Puech	Executive Vice President and President, Latin America and EMEA
Steven O. Vondran	Executive Vice President and President, U.S. Tower Division
For a complete list of our current executive officers, see Part III, Item 10 in our Annual Report on Form 10-K for the year ended December 31, 2021 (Form 10-K).
EXECUTIVE SUMMARY
Our Compensation Approach in Brief
We strongly adhere to a pay-for-performance philosophy. We seek to reward our executive officers for their leadership roles in meeting key near-term goals and for achieving strategic objectives, while also positioning the Company to generate attractive long-term returns for our stakeholders. We expect above-average performance from our executive officers and manage our business in a way that results in each executive having a substantially broader scope of responsibilities than is typically found in the market for comparable roles. In fact, we manage our business with a smaller senior management team than is typically found in companies of our size, industry and complexity. Our objective is to recruit and retain the caliber of executive officers necessary to deliver sustained and attractive total returns to our stockholders, while managing a comparatively greater scope of responsibilities.
We place great emphasis on equity awards in our overall compensation program, as they focus on long-term operating and stock performance objectives, stockholder value appreciation and retention. Additionally, our annual performance incentive awards are performance-driven and based on achievement of Company goals and objectives established at the beginning of the year, as well as individual performance goals for the CEO.
COVID-19 Considerations in Executive Compensation Programs
As with many companies, the COVID-19 pandemic continued to cause maintenance and service constraints, ground construction and supply chain disruptions, and affected the ability to maintain liquidity and deploy network capital for certain of our customers. Notwithstanding these challenges, we achieved strong financial performance, completed significant strategic initiatives and saw record-high demand for mobile connectivity in 2021. Accordingly, the Committee did not adjust our executive compensation program to reflect COVID-19 related disruptions.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
COMPENSATION COMMITTEE OVERSIGHT AND GOVERNANCE PRINCIPLES

Responsibility	Long-Term Focus	Stakeholder Alignment
Compensation should consider each executive’s responsibility to act in accordance with our ethical objectives at all times; financial and operating performance must not compromise these values.	Long-term, stock-based compensation opportunities should outweigh short-term, cash-based opportunities; annual objectives should complement sustainable long-term performance.	The financial interests of executives should be aligned with the long-term interests of our stakeholders through performance metrics that correlate with long-term stockholder value.

Competitive	Balance	Pay for Performance
Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing American Tower’s performance.	Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial, strategic and business results.	A majority of compensation should be at-risk and directly linked to American Tower performance.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Summary of Executive Compensation Program
The following is a summary of the components of our 2021 compensation program and how these components reflect our compensation principles and have helped us achieve our compensation objectives. The Company targets annual base salary, annual performance incentive, and long-term incentive opportunities within a competitive range of market median; however, we will pay above or below market median, as appropriate, based on experience, individual performance and other characteristics of a given executive.
As illustrated in the charts below, other than base salary, the vast majority of the target mix of compensation for our CEO and other NEOs for 2021 consisted of at-risk pay elements. This mix directly ties executive pay to Company performance, including financial results, strategic initiatives and stock performance. In addition, the Committee believes a significant percentage of each executive’s target compensation package should consist of equity-based compensation. Equity-based compensation is heavily weighted to focus our executive officers on long-term value creation for the benefit of our stakeholders. Our annual performance objectives focus on short-term Company goals, while complementing sustainable long-term performance. The balance between equity-based compensation and annual cash incentives is designed to ensure our executive officers consider the long-term benefits and risks, as well as the short-term effects, of their strategic decisions, and effects those actions may have on the Company and our stakeholders.

Fixed		At-Risk
Annual Base Salary		Annual Performance Incentive Program		Long-Term Incentive Program
CEO:	Other NEOs:	CEO:	Other NEOs:	CEO:	Other NEOs:

OBJECTIVES
•Provides a competitive level of compensation to attract and retain highly qualified executive talent
•Rewards sustained performance over time and is intended to provide a degree of financial stability to the executive

•Provides at-risk, variable cash pay opportunity for performance over one year
•Annual incentive targets are designed to motivate our executives to achieve or exceed annual goals within appropriate risk parameters

•Provides at-risk, variable, equity-based pay opportunity for sustained operating performance
•Long-term retention tool that provides both time-based and performance-based restricted stock units
•Focuses executives on the creation of long-term stockholder value

METRICS
We review roles and responsibilities, performance, tenure, and historical and expected contributions to the Company’s long-term success.
We use total property revenue(1), excluding pass-through revenue, and Adjusted EBITDA(2) as the two quantitative performance measures in our annual executive incentive program. We believe these performance metrics encourage management to grow our business profitably, while also increasing cash generation and controlling costs. Both metrics are reported in our quarterly results and guidance to the market.

For PSUs, we use Consolidated AFFO per Share(2) and ROIC(2) as the two quantitative performance measures in our long-term incentive program. Consolidated AFFO is widely used in the telecommunications real estate sector to adjust Nareit FFO (common stockholders)(2) for items that may otherwise cause material fluctuations in Nareit FFO (common stockholders) growth from period to period, which would not be representative of the underlying performance of property assets in those periods. Utilizing the Consolidated AFFO per Share metric encourages management to reserve the use of Company stock as a funding mechanism only for those opportunities where it is strategically warranted and accretive over the long term for existing stockholders. ROIC encourages management to focus on earning adequate returns on invested capital over a sustained period.
RSUs are time-based and function as a long-term retention tool and incentive for our executives.

(1)For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
2021 Performance Metrics
Our Stand and Deliver strategy directly correlates to the financial metrics that measure performance:

1	LEAD WIRELESS CONNECTIVITY	▶	•Total stockholder return

2	INNOVATE FOR A MOBILE FUTURE	▶	•Platform expansion initiatives •Sustainability goal to reduce our reliance on fossil fuels and increase usage of renewable energy sources

3	DRIVE EFFICIENCY	▶	•Total property revenue(1) •Adjusted EBITDA(2)

4	GROW OUR ASSETS AND CAPABILITIES	▶	•Consolidated AFFO per Share(2) growth and •Maintaining an attractive average ROIC(2)

(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
The following tables demonstrate the 10-year financial performance of the metrics used to determine annual performance incentive and PSU awards in 2021.

ANNUAL PERFORMANCE INCENTIVE METRICS(1)
TOTAL PROPERTY REVENUE(2)(3)	ADJUSTED EBITDA(2)

13.5% CAGR
8
6
4
2
0
$2.2B
$2.6B
$3.0B
$3.6B
$4.3B
$5.0B
$5.6B
$6.4B
$6.5B
$6.9B
$7.8B
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

PSU AWARD METRICS (1)
CONSOLIDATED AFFO PER SHARE(4)	ROIC(4)

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)Performance metric under the annual performance incentive program.
(3)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(4)Performance metric under the long-term incentive program.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
CEO Pay-for-Performance Alignment
The charts below demonstrate the alignment of stockholder value creation with CEO total annual compensation for 2021.

CAPITAL RETURNED TO STOCKHOLDERS (through dividends and share repurchases)(1)	QUARTERLY DIVIDENDS(1)	CEO TOTAL ACTUAL COMPENSATION

(1)Represents dividends declared during 2020 and 2021.
Highlights of 2021 Performance
During 2021, we:
•Diversified our business through the CoreSite Acquisition, adding more than 20 data centers, approximately 20 cloud on-ramps and over 32,000 interconnections in eight major U.S. markets to our portfolio, and closed our Telxius acquisition, adding approximately 31,000 communications sites to our global portfolio and positioning us to accelerate global 5G deployments;
•Added approximately 39,000 communications sites to our global portfolio, including approximately 3,500 and 1,750 new builds in India and Africa, respectively, and expanded our global footprint to 25 countries, including three new markets in Bangladesh, Spain and the Philippines;
•Entered into a significant master-lease agreement with DISH Network Corporation (DISH) in the U.S.; and
•Increased our financial flexibility and ability to grow our business, while remaining committed to maintaining our investment grade credit rating, by increasing the availability under our revolving credit facilities, entering into new term loans, issuing senior unsecured notes and redeeming near-term senior unsecured notes.
Our Performance Relative to Our Peers
For 2021, our 1-, 5- and 10-year total shareholder return (TSR) exceeded that of the S&P 500. We have generated a total return for our investors, including stock-price appreciation and the reinvestment of dividends, of nearly 500% since 2011, reflecting compound annual growth of over 19%, as compared to nearly 17% for the S&P 500 over the same period. This strong long-term TSR performance supports the Committee’s belief that our executive compensation structure rewards the creation of long-term stockholder value.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Stockholder Value Creation and Balance Sheet Strength

Capital Returned to Common Stockholders Through Dividends(1)	Dividends (Growth)	Total Compound Annual Stockholder Return (year end 2021)(2)
$2.4B	15%	32.9%	25%	19.3%
in 2021	compared to 2021	1-year	5-year	10-year

Available Liquidity	A Leading S&P 500 Company	Compound Annual Consolidated AFFO per Share(3) Growth Since 2012
$6.1B	$175B	13.6%
As of 12/31/2021	enterprise value as of 12/31/2021
(1)Includes the dividend paid in January 2022 to holders of record of our Common Stock as of the close of business on December 27, 2021.
(2)Includes reinvestment of dividends.
(3)Performance metric under the long-term incentive program. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Investor Outreach
Stockholder engagement is an integral component of our compensation decision-making process, and members of our Board and management routinely interact with our investors. Through these interactions, we receive valuable feedback on our compensation program and corporate governance initiatives.
Stockholder Engagement

Scheduled meetings in 2021 with stockholders

Regular engagement with stockholders on a broad range of topics
2021 Discussion Topics included: •Performance and Strategy •DEI •Human Capital Management •Other ESG Matters	•Board Tenure and Refreshment •Executive Compensation •Strategic Acquisitions •Political Spending and Lobbying

Report to Board of Directors
Senior management regularly updates each committee on relevant topics highlighting items discussed and feedback received during stockholder outreach campaigns, as well as the outcome of the advisory vote results on executive compensation.

Outcomes
Consideration of Most Recent “Say On Pay” Vote
Each year, the Committee considers the outcome of the advisory vote on our executive compensation program. Stockholders continued to show strong support of our executive compensation program, with approximately 94% of the votes cast for the approval of the “say on pay” proposal at our 2021 Annual Meeting of Stockholders and over 94% approval for this proposal in each of the past 3 years. Given this response, we made no significant changes to our executive compensation program in 2021.

We regularly review our compensation program and continue to incorporate stockholder feedback to ensure we remain a leader in executive compensation best practices. As discussed in more detail on page 68, in response to feedback from our stockholders and to highlight our continued commitment to our ESG strategy, the Committee approved an ESG scorecard goal to be included as part of each executive's 2022 annual performance incentive program. The scorecard will contain a human capital management goal, as well as a GHG emissions reduction and/or digital divide goal, depending on the executive's position.
Proposal 3 gives our stockholders the opportunity to cast an advisory vote on our executive compensation program, as described in this Proxy Statement. Although this vote is non-binding, the Committee will review the results of the vote and take those results into account when making future determinations concerning the executive compensation program and policies. We will continue with regular stockholder engagement activities throughout the year to remain current on their perspectives firsthand.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Governance and Best Practices
We supplement our pay-for-performance program with a number of compensation policies intended to align the interests of management with those of our stockholders.

AT AMERICAN TOWER WE DO…	AT AMERICAN TOWER WE DO NOT...

  We do tie a high ratio of our executives’ pay to performance.
As described above in “Summary of Executive Compensation Program,” 93% and 88% of the target total direct compensation opportunity for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation.
  We do weight incentives toward quantitative metrics.
Our annual performance incentive program is heavily weighted on quantitative metrics relating to pre-established Company financial goals for all our executive officers, including the CEO.
  We do use multiple performance metrics.
We use multiple performance metrics in our short- and long-term incentive programs to discourage unnecessary short-term risk taking.
  We do require significant stock ownership.
We maintain aggressive guidelines to reinforce the importance of stock ownership (6x the annual base salary for the CEO, 3x the annual base salary for the other NEOs and 5x the annual retainer for Directors). This is intended to align the interests of our executive officers and Directors with those of our stockholders and to focus our senior management team on our long-term success.
  We do subject incentive compensation to clawback provisions.
The terms of our annual performance incentive awards and long-term, equity-based awards allow American Tower in certain circumstances to “claw back” cash and shares received pursuant to such awards or to require the repayment of all gains realized upon disposition of such shares.
  We do provide a competitive level of severance.
We maintain a competitive and responsible severance program to provide a consistent approach to executive severance and to provide eligible employees with certainty and security. Under this program, severance benefits are available only upon a “Qualifying Termination.”
  We do use an independent compensation consultant.
The Committee has engaged Meridian as its independent compensation consultant. Meridian has no other ties to American Tower or its management and meets stringent selection criteria.
  We do engage directly with our stockholders.
We maintain direct and open communication with our stockholders throughout the year, conduct active stockholder engagement initiatives and respond to all inquiries in a timely manner.

 We do not permit hedging or pledging of American Tower securities.
Our Anti-Insider Trading Policy and Code of Conduct prohibit short sales and hedging transactions, as well as pledging of our securities, by all of our employees and Directors. In addition, our policies impose limits as to when and how our employees, including our executive officers and Directors, can engage in transactions in our securities.
  We do not encourage excessive or inappropriate risk taking through our compensation program.
The Committee, together with its independent compensation consultant and management, conducts a regular risk review of American Tower’s compensation programs to determine if any elements of these programs create an inappropriate level of risk and reviews management’s mitigation activities with respect to any significant potential risks.
  We do not reprice stock options or repurchase underwater stock options.
Our equity incentive plan prohibits, without stockholder approval, (i) the amendment of any outstanding stock option to reduce its exercise price or replace it with a new award exercisable for our Common Stock at a lower exercise price; and (ii) the purchase of an underwater stock option for cash.
  We do not provide golden parachute tax gross-ups.
We do not provide excise tax gross-ups to our NEOs.
  We do not provide excessive perquisites.
We do not provide excessive perquisites to our executive officers, nor do we offer them any deferred compensation plans, supplemental executive retirement plans or loans of any kind.
  We do not provide uncapped incentive awards.
Our annual incentive awards cannot exceed 200% of the performance incentive target.
  We do not provide single-trigger acceleration of equity.
Our severance program provides acceleration of equity only upon a “double trigger,” meaning that executives are only entitled to acceleration in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.”

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
PHILOSOPHY
Focus on Pay for Performance. The guiding principle of our executive compensation philosophy is to pay for performance. Fundamentally, our compensation program is designed to:

Attract and retain top talent	Motivate and engage our executive officers	Drive sustainable, long-term growth and stockholder value consistent with our values, vision and growth strategy

Peer Group Review
The Committee believes it is important to understand the relevant market for executive talent to ensure the executive compensation program supports the attraction and retention of highly qualified leaders. The Committee assesses market conditions annually through a review of peer group compensation data, compiled by the Committee’s independent compensation consultant. Due to the unique nature of our business, including its global scope and growth, there are ongoing challenges in developing the most appropriate mix of companies for our peer group. In its annual review of our peer group composition, the Committee takes into account these challenges, which include the following:
•The scope of our business spans two major sectors—wireless communications and real estate—as a result, there are very few companies directly comparable to us;
•We have large international operations located in a number of distinctive markets, unlike our real estate peers;
•We manage our business with a smaller senior management team than is typically found in the technology, wireless communications or real estate industries; and
•We operate and are classified as an infrastructure REIT and are one of very few global technology REITs.
Our peer group consists of companies in the wireless communications site leasing industry, other REITs, companies with comparable revenues, firms with similar business models and companies from which we would consider recruiting talent. The Committee believes this group of companies provides a meaningful perspective of current pay practices and levels, as well as overall compensation trends. Based on the recommendation of the Committee's independent compensation consultant, the peer group used for developing pay decisions did not change in 2021 and consisted of the following 21 companies:

PEER GROUP FOR 2021 COMPENSATION DECISIONS

•Adobe Inc.	•Motorola Solutions, Inc.
•Booking Holdings Inc.	•NextEra Energy, Inc.
•Boston Properties, Inc.	•NVIDIA Corporation
•Broadcom Inc.	•Public Storage
•Crown Castle International Corp.	•Salesforce.com, Inc.
•Equinix, Inc.	•SBA Communications Corporation
•Equity Residential	•Simon Property Group, Inc.
•Fidelity National Information Services, Inc.	•Texas Instruments Incorporated
•Intuit Inc.	•Ventas, Inc.
•L3 Harris Technologies Inc.	•Welltower Inc.
•MasterCard Incorporated

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

AMERICAN TOWER POSITIONING RELATIVE TO ITS PEER GROUP(1)

(1)Reflects amounts for fiscal year ended as of December 31, 2021.
Source: S&P Capital IQ
While our total revenues are substantially similar to the peer group median, our market capitalization is higher, which is attributable to the quality of our business model and sustained growth of the business that has created value for our stockholders over the long term.
Benchmarking Analyses. In addition to data from our peer group, the Committee reviews third-party industry survey data as a general indicator of relevant market conditions and pay practices. The Committee reviews market data at the 25th, 50th and 75th percentiles from a custom peer group and the S&P 250. This data serves as a broader reference point for determining what types and amounts of compensation are appropriate. In determining the appropriate compensation packages necessary to recruit and retain valuable senior executives, the Committee also considers market conditions, relative experience levels, relative executive tenure, special capabilities and global complexity to be significant factors. The Committee generally targets total compensation in a competitive range around the 50th percentile of the market.
Small Management Team. Base salaries are set in recognition of (i) an efficient management structure, where there are few executive officers, each of whom has significant tenure at the Company and experience in a highly specialized and varied business and (ii) continued attraction and retention of this executive talent. Despite the significant growth in the size of the Company, the size of the senior management team provides a competitive advantage and promotes greater efficiency across the business.
Detailed Evaluation by the Committee. In making determinations with respect to all elements and amounts of executive compensation, the Committee reviews the CEO’s assessment of each executive and his contribution to the Company’s financial performance (outlined in “Financial Goals and Performance” below). In addition, the Committee considers the executive’s potential for continued contribution to the Company’s long-term success. For the CEO, the Committee reviews his performance and contribution to the Company’s financial performance and evaluates whether he met his pre-established individual performance goals (outlined in “Review of 2021 CEO Individual Performance” below).
Actual compensation paid to each executive officer may be above or below target pay positioning based solely on actual Company performance, other than for the CEO, for whom actual compensation is based on Company financial performance (80%) and individual performance (20%). Other factors which affect actual compensation include retention risk, future potential at the Company and internal equity considerations.
Emphasis on Future Pay Opportunity Versus Current Pay. The Committee strives to provide an appropriate mix of compensation elements, with an emphasis on performance-based, long-term compensation. Cash payments primarily reward annual performance, while equity awards incentivize our NEOs to continue to deliver sustained results over a longer period of time and also serve as a retention tool. The Committee believes a substantial portion of our NEOs’ compensation should be “at-risk,” that is, dependent on our operating and stock-price performance.
Significance of Overall Company Results. The Committee’s evaluation of our NEOs places emphasis on their contributions to overall Company performance, rather than on their individual business or function. The Committee believes the NEOs share responsibility for supporting the goals and performance of the Company as a whole.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
COMPENSATION DETERMINATION PROCESS

COMPENSATION COMMITTEE REVIEW PROCESS

REVIEW	EVALUATE	APPROVE

The CEO first provides written reports on each of the executives and on his own performance as compared to established goals and objectives. The Chairperson of the Board prepares a written evaluation of the CEO. The Committee reviews the written reports on the executives and the written evaluation of the CEO in executive session, assessing each executive and his contribution to the Company’s financial performance and, with regard to the CEO, also assesses his performance against pre-established individual performance goals.

The Committee considers a number of factors in its review, including financial performance of the Company and the executive’s potential for continued contribution to the Company’s success. For the CEO, the Committee also reviews whether he met his individual performance goals, including against the four pillars of the Company’s Stand and Deliver strategy.
The Committee then approves the actual compensation paid to the CEO and each executive officer. The actual payment may be above or below target pay positioning based on financial performance.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2021
Below we discuss the Committee’s key compensation decisions for 2021, which were made based on our compensation philosophy and with advice from the Committee’s compensation consultant (see “Other Compensation and Governance Practices and Policies—Role of the Compensation Consultant” on page 65). Compensation determinations are influenced by our performance against external measures, including direct competitors, peer group companies and survey data. In evaluating Company performance, the Committee considered our overall financial results. For the 2021 fiscal year, based on our assessment of all the market data, the Committee has concluded that our NEOs' compensation in the aggregate is competitively positioned on a target total compensation basis.
The Committee works with its compensation consultant to better understand and continually monitor market competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing the peer group and conducting a competitive market benchmark analysis.
BASE SALARY
In deciding the annual base salaries, the Committee considers benchmarking analyses to determine where the Company stands in relation to its peer group, competitive market data regarding executive compensation and factors relating to internal pay equity within the Company. The Company also takes into consideration notable unique factors which distinguish it from its peers, such as the smaller size of the senior management team relative to the size of the Company. We believe operating with a small senior management team enables us to leverage the broader capabilities of our executive officers more effectively across a wider range of business and functional responsibilities and fosters a team approach and greater collaboration among our executive officers. As a result, annual base salaries for our NEOs are, and must remain, competitive. Our NEOs have consistently achieved strong Company performance. After considering tenure in their current positions, the salaries reflect historical key contributions and expectations of significant continued contributions to the Company’s long-term success.
For 2021, based on review of competitive market data, the Committee decided to increase the base salaries by 2% for each of our NEOs, other than our CEO.
BASE SALARIES (2020 AND 2021)

Name	2020 Base Salary	2021 Base Salary	Percent Change
Thomas A. Bartlett	$1,000,000	$1,000,000	—%
Rodney M. Smith	$575,000	$586,500	2%
Edmund DiSanto	$656,860	$669,997	2%
Olivier Puech	$627,785	$640,341	2%
Steven O. Vondran	$627,785	$640,341	2%
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
ANNUAL PERFORMANCE INCENTIVE AWARDS
At the beginning of each year, the CEO works with the Committee to set his individual goals, objectives and performance metrics for the year, as well as Company financial goals. This two-step process includes:

Review of Short-Term Annual Performance Targets
The CEO reviews with the Board and Committee how short-term annual performance targets align with and support the strategic priorities and direction of the Company.
▶
Review of Company Financial Goals and CEO’s Individual Goals
The Committee reviews Company financial goals, as well as the CEO’s individual goals. As described below, 100% of each of our executive officer’s annual performance incentive opportunity is based on the Company’s achievement of pre-established financial goals, except for the CEO, who has 80% of his goals tied to achievement of such Company financial goals and 20% tied to achievement of identified individual goals set at the beginning of the year. Individual performance goals are measured based on metrics unique to the CEO’s role and scope of responsibilities and are reviewed and approved by the Committee. The CEO’s individual performance goals are discussed below under “Review of 2021 CEO Individual Performance.”

The annual incentive plan design for our executives demonstrates our commitment to rigor and objectivity in establishing and meeting our compensation goals. Upon review of peer group practices, the Committee noted that the Company’s threshold performance for revenue and Adjusted EBITDA(1) were more challenging than its peers, and that the Company’s revenue and Adjusted EBITDA(1) goals to earn a maximum payout were more stringent than its peers, further demonstrating that the Company sets rigorous financial goals for its incentive plans.
The target award opportunities (as a percentage of base salary) are established at the beginning of the year, based on the market competitive benchmarking analyses. The Committee determines goals for each performance measure based on input from our CEO and by considering prior year achieved performance. The Committee determines actual incentive payouts after assessing Company performance for all NEOs, as well as individual performance for the CEO, relative to pre-established goals.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
FINANCIAL GOALS AND PERFORMANCE
The two specific Company financial measures used to determine the executives’ annual incentive awards are: Total property revenue(1) and Adjusted EBITDA.(2) We use these measurements because they provide a balanced indication of the Company's performance, as they are based firmly within the core business of the Company and are metrics considered in our short- and long-term growth strategy. TSR and our Stand and Deliver priorities continue to be key in consideration of our overall executive compensation design.
(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

ANNUAL INCENTIVE AWARD METRICS AND WEIGHTINGS
CEO	Other NEOs

PAYOUTS BASED ON PERFORMANCE LEVELS

(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
We use the initial Company budget, which is set at the beginning of the fiscal year, to set Company goals for total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1). Pass-through revenue is primarily based on ground rent and/or power and fuel expense customer reimbursements. As a result, our total property revenue, including pass-through revenue, in any given period may fluctuate in a way that is not necessarily representative of the Company’s real estate business or the underlying trends in that business.
Consequently, we adjust total property revenue to exclude pass-through revenue from the goal-setting process. We further adjust the financial goals for fluctuations in foreign currency exchange rates and material acquisitions that close during the year.
In addition, we consider the prior year’s actual results in our annual goal-setting process to (i) ensure the new performance targets are rigorous but achievable and (ii) challenge the executive team to perform at consistently higher levels during each subsequent year. Accordingly, the 2021 target levels for total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1) increased by approximately 11.0% and 11.1%, respectively, from the 2020 financial results, evidencing rigorous goals that cannot be achieved without superior performance.
(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
The following table sets forth the targets, as adjusted, for each goal, as well as the performance achieved.
2021 COMPANY FINANCIAL GOALS ($ IN BILLIONS)

Weighting
CEO	NEOs	Metrics	Below Threshold 0%	Threshold 50%	Target(1) 100%	Maximum 200%
30%	40%	Total Property Revenue(2)
50%	60%	Adjusted EBITDA(3)
(1)Target adjusted to reflect fluctuations in foreign currency exchange rates and material acquisitions that have closed during 2021.
(2)2021 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(3)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(4)On February 24, 2022, we issued a press release reporting our actual results for 2021.
As indicated in the table above, the Company exceeded targets for each of its financial goals, and the achievement percentage reflects a payout slope for each 1% above the adjusted target for each financial goal. The calculation for the weighted achievement for these financial goals is outlined in the tables below.
2021 FINANCIAL GOALS FOR THE NEOs (EXCLUDING THE CEO)

	Weighting	Achievement	Weighted Achievement
Total Property Revenue(1)	40%	124%	154%
Adjusted EBITDA(2)	60%	174%
(1)2021 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
2021 FINANCIAL AND INDIVIDUAL PERFORMANCE GOALS FOR THE CEO

	Weighting	Achievement	Weighted Achievement
2021 Financial Goals
Total Property Revenue(1)	30%	124%	124%
Adjusted EBITDA(2)	50%	174%
2021 Individual Performance Goals(3)	20%	150%	30%
2021 Total Weighted Achievement			154%
(1)2021 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(2)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(3)Individual goals for 2021 are described in more detail below. In making these determinations, the Committee reflected on Mr. Bartlett's leadership amidst a global pandemic, his strategic vision and leadership, and his performance against goals in a complex domestic and international space.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
REVIEW OF 2021 CEO INDIVIDUAL PERFORMANCE
The Committee assessed Mr. Bartlett's individual achievements during the year against the following four pillars of the Company’s Stand and Deliver strategy:

PILLAR	METRICS MEASURED BY COMMITTEE	CEO PERFORMANCE ACHIEVEMENTS
Lead wireless connectivity around the globe
•Advance our position as a global leader in the mobile industry
•Expand business relationships with our mobile network operators and cultivate relationships with senior leaders of new potential customers
•Evolve our culture to be one that exemplifies inclusion, equity and diversity and is a beacon for others to follow
•Execute a broad legislative agenda

✓  Signed master lease agreement with DISH Network Corporation and enhanced relationships with key customers to drive business initiatives and pursue potential partnership opportunities
✓  Recruited and hired or promoted key executives, including the EVP and President, Asia-Pacific; Chief Diversity, Equity and Inclusion Officer; Chief Strategy Officer; and Chief Security Officer
✓  Continued to establish and promote a culture of belonging through the work of the executive team and the CEO Advisory Council
✓  Engaged policymakers on matters related to infrastructure and tax bills and expanded relationships with industry associations and global organizations
✓  Opened our 200th Digital Community in India and launched our first Digital Communities in Peru and Chile

Innovate for a mobile future

•Develop strategies for platform expansion opportunities, including edge compute, fiber and power as a service (PAAS)
•Explore and develop new opportunities to extend growth in existing high ROI investments
•Evolve the colocation process

✓  Advanced all elements of platform expansion strategy: edge compute, wireless connectivity, transport and power and energy
✓  Closed the CoreSite acquisition and pursued other partnership opportunities
✓  Aligned governance for fiber operations in Latin America and Africa
✓  Signed agreement with a global energy storage provider to reduce our environmental impact, as we transition from fuel to lithium-ion battery technology
✓  Advanced initiative to automate colocation in the U.S.

Drive efficiency throughout the industry	•Meet targeted profitability and cost savings goals •Develop and apply intellectual and organizational capital to maximize performance of asset base
✓  Oversaw efficiency initiatives to maximize financial performance of our asset base, as evidenced by exceeding targets for Adjusted EBITDA(1), Selling, General, Administrative and Development Expense, IT costs and tax benefits
✓  Adopted SBTs for global operations and supply chain consistent with the goals set forth in the 2015 Paris Agreement

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

PILLAR	METRICS MEASURED BY COMMITTEE	CEO PERFORMANCE ACHIEVEMENTS
Grow our assets and capabilities to meet customer needs
•Pursue attractive acquisitions in existing and select new markets within a disciplined capital allocation program
•Finance, close and integrate key acquisitions
•Deliver on key financial metrics
•Ensure successful business continuity programs through the pandemic
•Continue workforce development initiatives

✓  Continued integration efforts related to prior transactions and closed key acquisitions, adding approximately 39,000 communications sites and more than 20 data centers to our global portfolio
✓  Reached record new build activity and entered three new markets: Bangladesh, the Philippines and Spain
✓  Implemented global COVID-19 response business continuity process, including enabling workforce to work from home by leveraging significant new IT and logistical initiatives
✓  Expanded leadership development initiatives and recruited and hired top talent to lead Asia-Pacific operations and strategy

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
The following table sets forth the target award opportunities and actual incentives paid to our NEOs for the 2021 fiscal year and compares them to the target awards and actual incentive payments for the prior fiscal year. Based on a review of competitive market data, the Committee decided to increase Mr. Bartlett’s target award incentive opportunity for the 2021 fiscal year to position his target total compensation within a competitive range of the market median, consistent with our compensation philosophy. The Committee did not exercise any discretion in setting final incentive award payout amounts.
BONUS TARGETS AND PAYOUTS (2020 AND 2021)

	Target Annual Incentive Awards			Actual Annual Incentive Awards
Name	Year	Target Bonus (%)	Amount ($)	% Achievement of Target Bonus	Amount ($)
Thomas A. Bartlett(1)	2020	150%	$1,500,000	165%	$2,210,720
	2021	200%	$2,000,000	154%	$3,080,000
Rodney M. Smith(2)	2020	100%	$575,000	156%	$760,665
	2021	100%	$586,500	154%	$903,210
Edmund DiSanto	2020	100%	$656,860	156%	$1,024,702
	2021	100%	$669,997	154%	$1,031,795
Olivier Puech	2020	100%	$627,785	156%	$979,345
	2021	100%	$640,341	154%	$986,125
Steven O. Vondran	2020	100%	$627,785	156%	$979,345
	2021	100%	$640,341	154%	$986,125
(1)Mr. Bartlett served as Executive Vice President and Chief Financial Officer through March 15, 2020. He was appointed as President and Chief Executive Officer on March 16, 2020. The 2020 amounts reflect the change in his base salary and bonus payable due to his new position and revised annual incentive targets as of April 1, 2020.
(2)Mr. Smith was appointed as Executive Vice President, Chief Financial Officer and Treasurer on March 16, 2020. The 2020 amounts reflect the change in his base salary and bonus payable due to his new position and revised annual incentive targets as of April 1, 2020.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
EQUITY-BASED INCENTIVE AWARDS FOR 2021
Our Approach for 2021
Our long-term lease arrangements with our customers and additions to our real estate portfolio enable us to generate relatively predictable long-term growth. As a result, the management decisions that have the greatest long-term impact on the Company typically relate to matters such as capital allocation, mergers and acquisitions, long-term contract negotiations with major customers, financial leverage, capital structure, growth opportunities, expansion into new markets and strategic alliances. Such decisions can sometimes have a negative short-term impact on our performance and/or stock price, but result in greater long-term value.
For these reasons, a substantial majority of our NEOs' targeted compensation is in the form of long-term incentives. We believe granting meaningful levels of equity-based awards encourages our NEOs to focus on the achievement of long-term results, which drives stockholder value. In addition, these grants help us to retain highly experienced executives and sustain long-term Company performance.
For 2021, the Committee determined each NEO's target value of long-term incentive awards and the allocation of the target value between RSUs and PSUs. In making this determination, the Committee considered the overall Company performance, the anticipated level of the executive officer’s future contribution, the increasingly more challenging annual business plan as the prior year’s objectives are achieved, the experience needed and competitive market data. Annual equity grants to our executive officers were awarded at the same time as our annual employee grant on March 10, 2021.
LONG-TERM INCENTIVE AWARD WEIGHTINGS

CEO	Other NEOs

The following table sets forth the target value of equity awards granted to the NEOs in 2021. The Committee determined it was appropriate to increase the 2021 award value, particularly for the NEOs other than the CEO, taking into account the size of the equity grants in 2020, market data and the team's collaborative effort to achieve the Company's high-performance results. We determined the number of shares subject to each of our awards using the closing price of our Common Stock on the date of grant.
EQUITY-BASED AWARD VALUES (2020 AND 2021)

Name	2020 Target Equity Value	2021 Target Equity Value	Percent Change (2021 over 2020)
Thomas A. Bartlett	$11,500,000	$12,000,000	4%
Rodney M. Smith	$2,850,000	$3,250,000	14%
Edmund DiSanto	$4,800,000	$5,800,000	21%
Olivier Puech	$3,500,000	$4,200,000	20%
Steven O. Vondran	$3,500,000	$4,200,000	20%

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
DESCRIPTION OF 2021 EQUITY AWARDS AND 2019 PSU AWARD
2021 RSUs
Each 2021 RSU grant vests 25% annually over four years, commencing one year from the date of grant. On each vesting date, the number of RSUs that then vest will be paid in a like number of shares. Certain circumstances trigger accelerated vesting of outstanding RSUs. For the 2021 equity grant, RSUs represented 40% of each NEO's targeted grant date award value and 30% of the CEO's targeted grant date award value.
2021 PSUs
Each 2021 PSU grant is earned over a three-year performance period ending on December 31, 2023, to the extent achieved performance meets the performance goals set at the beginning of the performance period. The performance goals for the 2021 PSUs are cumulative Consolidated AFFO per Share(1) and average ROIC(1), which are used by management and investors as key indicators of the Company’s financial performance, weighted 70% and 30%, respectively. For the 2021 equity grant, PSUs represented 60% of each NEO's targeted grant date award value and 70% of the CEO's targeted grant date award value. As outlined below, the actual number of vested PSUs is based on the performance levels against these target goals as determined by the Committee at the end of the performance period.
2019 PSUs
For the PSU awards granted in March 2019 (2019 PSU Award), the Committee set the following three-year target performance goals with respect to cumulative Consolidated AFFO per Share(1) and average ROIC(1): (i) $25.24 and (ii) 10.2%, respectively. In February 2022, the Committee determined that the Company achieved 121% and 93%, respectively, of the target performance goals for both performance measures. Based on achieved performance, the table below shows the number of 2019 PSU awards earned by each eligible NEO.

Name	2019 PSU Award Granted	% of Target 2019 PSU Award Earned	Total Number of PSU Shares Vested
Thomas A. Bartlett	15,393	113%	17,395
Rodney M. Smith(1)	—	—	—
Edmund DiSanto	14,582	113%	16,478
Olivier Puech	9,074	113%	10,254
Steven O. Vondran	9,074	113%	10,254
(1)Mr. Smith did not become an executive officer until March 2020, and therefore was not eligible to receive the 2019 PSU Award.

CUMULATIVE CONSOLIDATED AFFO PER SHARE (70%)(1)	AVERAGE ROIC (30%)(1)

200%
160%
120%
80%
40%
0%
Payout
$29.03
Actual: $26.04
Achievement: 121%
$25.24
$22.72
$0
Below Threshold
Threshold
Target
Maximum
Performance

200%
160%
120%
80%
40%
0%
Payout
Actual: 9.9%
Achievement: 93%
11.22%
10.20%
8.16%
0%
Below Threshold
Threshold
Target
Maximum
Performance

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Information on acceleration of equity awards upon certain triggering events is described in “Severance Program” on page 76.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Other Compensation and Governance Practices and Policies
ROLE OF THE COMPENSATION CONSULTANT
The Committee has retained Meridian as its compensation consultant. Meridian reports directly to the Committee, and the Committee can replace Meridian or hire additional consultants at any time. In 2021, Meridian attended all Committee meetings virtually, including executive sessions as requested, and consulted frequently with the Chairperson of the Committee between meetings.
As part of its work in 2021, Meridian assisted the Committee with determining our custom peer group and benchmarking analyses, which included competitive analyses of Director and executive compensation, financial performance analysis, dilution analysis, realizable pay-for-performance analysis and review of COVID-19 implications on executive compensation trends. Meridian also advised the Committee on the design of the annual and long-term incentive programs, including conducting a risk assessment review and audit of each of our compensation practices, programs and policies (see below under “Risk Assessment”). Other than the services it provides to the Committee, Meridian does not provide services to and receives no additional compensation from the Company.
The Committee has analyzed whether the work of Meridian as its compensation consultant raises any conflicts of interest, taking into consideration the following factors: (i) Meridian does not provide any other services to the Company; (ii) the amount of fees the Company paid to Meridian represents less than 1% of Meridian’s total revenues; (iii) Meridian’s policies and procedures were designed to ensure independence; (iv) Meridian does not have any business or personal relationship with an executive officer of the Company; (v) Meridian does not have any business or personal relationship with any member of the Committee; and (vi) neither Meridian nor any member of its consulting team owns any stock of the Company. The Committee determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultant to the Committee does not create any conflicts of interest. The Committee will continue to monitor the independence of its compensation consultant on an annual basis.
EMPLOYMENT ARRANGEMENTS AND SEVERANCE PROGRAM
To recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which are subject to review by the Committee.
In March 2009, we implemented a severance program (the Severance Program) to provide severance benefits to eligible employees who undergo a termination of employment in certain circumstances. Severance benefits under the Severance Program vary depending on an employee’s position or tenure with the Company. Our CEO and our executive officers are eligible for benefits under the Severance Program in the case of a Qualifying Termination, which occurs if the officer resigns for Good Reason or if the Company terminates the executive officer other than for Cause or for Performance Reasons (as these terms are defined in the Severance Program). The employment arrangements and agreements with, and benefits to, these executives are further described in “Severance Program” on page 76.
RISK ASSESSMENT
The Committee regularly assesses, together with its independent compensation consultant and management, the factors and criteria underlying our compensation plans for all employees to determine whether any elements create an inappropriate level of risk, as well as methods to mitigate any identified potential risks. This includes considering, among other things:
•whether each plan provides for an overachievement mechanism or cap on performance;
•incentive award opportunity;
•the existence of discretionary authority;
•whether payouts are linked to overall Company goals;
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

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Compensation Discussion and Analysis
•the timing of prospective payments;
•the inclusion of certain windfall or clawback provisions;
•the contribution of the awards to a participant’s total mix of compensation; and
•any risk-mitigating factors.
The Committee concluded that the current compensation arrangements are consistent with current market practices and that there are no problematic pay practices. The Committee noted mitigation strategies to avoid excessive risk taking and the need to continue monitoring key factors driving incentive design decisions.
STOCK OWNERSHIP GUIDELINES
We believe holding shares of our Common Stock, RSUs, PSUs and options to purchase our Common Stock closely aligns the interests of our executive officers and Directors with those of our stockholders. Accordingly, we maintain a formal stock ownership policy for our executive officers and Directors, so they may share in the risks and rewards of our stockholders as our stock price increases or decreases.
The current stock ownership guidelines are based on a multiple of the base salary for executive officers and a multiple of the annual cash retainer for non-employee Directors. The ownership guidelines are as follows:

Multiple of Annual Base Salary

6X	3X	5X
CEO	Executive Officers directly reporting to the CEO	Directors

In determining compliance with these guidelines, in addition to actual shares held, we count unvested RSUs, unvested PSUs at target and the in-the-money value of vested options.
All of our NEOs were in compliance with our stock ownership guidelines as of December 31, 2021:

Name	Stock Ownership Guideline	Ownership as of December 31, 2021(1)
Thomas A. Bartlett	6x Base Salary	92x	Base Salary
Rodney M. Smith	3x Base Salary	77x	Base Salary
Edmund DiSanto	3x Base Salary	178x	Base Salary
Olivier Puech	3x Base Salary	22x	Base Salary
Steven O. Vondran	3x Base Salary	40x	Base Salary
(1)Based on a per share price of $292.50, the closing price of our Common Stock on December 31, 2021.
For additional information on our stock ownership guidelines, see above under “Corporate Governance—Stock Ownership Guidelines.”
POLICIES ON TRANSACTIONS IN COMPANY STOCK; ANTI-HEDGING AND PLEDGING POLICY
Our Anti-Insider Trading Policy imposes limits as to when and how Company employees, including our executive officers, and Directors can engage in transactions in our securities and prohibits hedging transactions, short selling or any other type of arrangement that is designed, or may reasonably be expected, to have the effect of hedging or offsetting a decrease in the market value of our Common Stock. Our Code of Conduct similarly provides a formal policy that prohibits our executive officers and Directors from entering into hedging transactions with respect to our Common Stock. It also prohibits our executive officers, Directors and certain other key employees from pledging shares of our Common Stock as security.
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COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
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CLAWBACK POLICY
The terms of our annual performance incentive awards and long-term, equity-based awards allow the Company to claw back cash and shares received pursuant to such awards, respectively, or, in the latter case, require the payment to the Company of all gains realized upon disposition of such shares in certain circumstances, such as the executive’s termination by the Company for cause or following termination of employment for any reason if: (i) the executive officer engaged in conduct while an employee that would have justified termination for cause; (ii) the executive officer violates any applicable confidentiality or non-competition agreement; (iii) upon determination that a clawback is appropriate in the event of restatement of the Company’s financial statements; or (iv) as required by law.
OTHER BENEFITS
We do not believe in providing excessive perquisites to our executive officers, who participate in the same healthcare, insurance and other welfare and retirement programs as other eligible employees. These programs include health and dental coverage, group term life insurance, disability programs, our broad-based employee stock purchase program (under which we give a 15% discount to all employees on the purchase price of our stock) and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, including our executive officers, a cost that depends on the level of benefits coverage each employee or executive officer elects.
We do not offer our executive officers any deferred compensation plans, supplemental executive retirement plans or loans of any kind.
As shown in the “All Other Compensation” column in the Summary Compensation Table on page 70, perquisites to executive officers include an annual car allowance and reimbursement for related auto insurance premiums and amounts for parking at our corporate offices in Boston, a benefit we also provide to a number of other corporate employees. Additionally, under limited circumstances, we provide certain perquisites to individuals recruited to key positions and to officers who move from their home countries at our request.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
As part of its role, the Committee considers to what extent the Company can deduct any of its executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). As amended in December 2017 by the Tax Cuts and Jobs Act of 2017 (Tax Act), under Section 162(m), a public company cannot deduct compensation in excess of $1 million paid in any year to its chief executive officer, chief financial officer and the three other most highly compensated officers. Historically, qualified “performance-based compensation” was not subject to this $1 million limitation, but this exception was removed as part of the Tax Act. In designing our compensation programs and in making awards to our executive officers, the Committee has been mindful of whether compensation would be deductible, but has always retained the flexibility to award compensation that was not deductible to meet the objectives of our compensation philosophy.
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Compensation Discussion and Analysis
Updates to Our 2022 Compensation Program
Beginning in 2022, the annual incentive plan design for NEOs will more closely align with that of the CEO, with 80% of each of our executive officer’s annual bonus opportunity based on the Company’s achievement of pre-established financial goals and 20% tied to the achievement of individual goals set at the beginning of the fiscal year. Half of the individual goals (10%) of each NEO's overall annual incentive plan goal will be tied to ESG metrics. In February 2022, the Committee established the performance metrics with respect to the PSU awards granted on March 10, 2022 (2022 PSUs). Vesting of the 2022 PSUs will be determined based on achievement of pre-established performance goals for AFFO Attributable per Share(1) and average ROIC(1) for a three-year performance period. Given recent changes in the Company's capital structure, AFFO Attributable per Share(1) is used by management and investors as a key indicator of the Company’s financial performance. AFFO Attributable per Share(1) and ROIC(1) will be weighted at 70% and 30%, respectively.

ESG Metrics in 2022 Compensation Plan
In March 2022, to highlight our continued commitment to our ESG strategy, the Committee approved an ESG scorecard goal to be included as part of the 2022 annual performance incentive program for each of our NEOs, including the CEO. The metrics that will be measured by the Committee will be based on (i) a human capital management goal, which will focus on developing talent, with a particular focus on under-represented groups, and (ii) greenhouse gas emissions reductions in connection with our recently adopted science-based targets and/or efforts to address the digital divide, depending on the NEO's position. The Committee has determined this ESG scorecard goal will be weighted at 10% of each NEO’s annual performance goal.

(1)Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
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Compensation Committee Report
Compensation Committee Report
The Compensation Committee of the Company’s Board of Directors reviewed the Compensation Discussion and Analysis for the year ended December 31, 2021 and discussed it with the Company’s management. Based on this review and its discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2022 Annual Meeting of Stockholders.
By the Compensation Committee of the Board of Directors of American Tower Corporation.
COMPENSATION COMMITTEE
Craig Macnab, Chairperson
Gustavo Lara Cantu
Raymond P. Dolan
Grace D. Lieblein

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Executive Compensation Tables
The following table provides information concerning compensation earned by each of our NEOs for the years ended December 31, 2021, 2020 and 2019.
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Thomas A. Bartlett(4) President and Chief Executive Officer	2021	$1,000,000	$12,000,067	$3,080,000	$34,507	$16,114,574
	2020	$955,448	$11,500,732	$2,210,720	$34,404	$14,701,304
	2019	$789,495	$4,750,280	$1,374,511	$34,969	$6,949,255
Rodney M. Smith(5) Executive Vice President, Chief Financial Officer and Treasurer	2021	$586,500	$3,250,278	$903,210	$45,174	$4,785,162
	2020	$532,026	$2,850,291	$760,665	$29,119	$4,172,101
	2019	—	—	—	—	—
Edmund DiSanto Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2021	$669,997	$5,800,213	$1,031,795	$33,779	$7,535,784
	2020	$656,860	$4,800,337	$1,024,702	$31,887	$6,513,786
	2019	$631,596	$4,500,129	$1,099,609	$33,880	$6,265,214
Olivier Puech(6) Executive Vice President and President, Latin America and EMEA	2021	$640,341	$4,200,218	$986,125	$31,984	$5,858,668
	2020	$627,785	$3,500,266	$979,345	$33,984	$5,141,380
	2019	—	—	—	—	—
Steven O. Vondran Executive Vice President and President, U.S. Tower Division	2021	$640,341	$4,200,218	$986,125	$32,520	$5,859,204
	2020	$627,785	$3,500,266	$979,345	$32,387	$5,139,783
	2019	$592,250	$2,800,175	$1,031,107	$32,215	$4,455,747
(1)The amounts in column (e) reflect the aggregate grant date fair value of RSUs and PSUs (valued assuming target performance) granted pursuant to the 2007 Equity Incentive Plan, as amended (2007 Equity Incentive Plan). The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by the closing market price of shares of our Common Stock on the grant date. Assuming maximum performance levels are achieved, the aggregate grant date fair value of PSUs would be as follows:

Name	Granted in 2021	Granted in 2020	Granted in 2019
Thomas A. Bartlett(4)	$16,800,053	$12,260,491	$5,700,336
Rodney M. Smith(5)	$3,900,334	$2,220,216	$—
Edmund DiSanto	$6,960,092	$5,760,209	$5,400,006
Olivier Puech(6)	$5,040,180	$4,200,417	$—
Steven O. Vondran	$5,040,180	$4,200,417	$3,360,284
(2)The amounts in column (g) reflect, for the year ended December 31, 2021, cash payments made in 2022 with respect to annual performance incentive awards for services performed in 2021; for the year ended December 31, 2020, cash payments made in 2021 with respect to annual performance incentive awards for services performed in 2020; and for the year ended December 31, 2019, cash payments made in 2020 with respect to annual performance incentive awards for services performed in 2019. The cash payments with respect to annual performance incentive awards made in 2021 for Messrs. Bartlett and Smith were a blended calculation based on their respective former position and base salary and the new position and base salary.

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(3)Details about the amounts in column (i) for 2021 are set forth in the table below. In accordance with SEC rules, the amounts in column (i) do not include payments for group term life insurance, COVID-19 technology allowance and other welfare benefits that are generally available to all salaried employees.

Name	Retirement Match(a)	Car Expenses(b)	Tax Reimbursements(c)	Total
Thomas A. Bartlett	$14,500	$16,456	$3,551	$34,507
Rodney M. Smith	$14,250	$22,531	$8,393	$45,174
Edmund DiSanto	$14,500	$16,051	$3,228	$33,779
Olivier Puech	$14,500	$15,326	$2,158	$31,984
Steven O. Vondran	$14,500	$15,350	$2,670	$32,520
(a)Includes matching contributions pursuant to our 401(k) plan.
(b)Executive officers are entitled to an annual car allowance of up to $12,000 and additional amounts related to auto insurance premiums. With the exception of Mr. Puech, these amounts also reflect reimbursement for parking expenses at our corporate offices in Boston, which is a benefit we offer to a number of our employees who work in that office. In 2021, Mr. Smith was reimbursed for certain expenses incurred in 2020 and 2021.
(c)In 2021, Mr. Smith was reimbursed for certain amounts incurred in 2020 and 2021.
(4)Mr. Bartlett served as Executive Vice President and Chief Financial Officer through March 15, 2020. He was appointed as President and Chief Executive Officer on March 16, 2020. Therefore, in 2020, he received a blended salary and bonus amount, which reflected the change in his base salary and bonus payable due to revised annual incentive targets as of April 1, 2020. His 2020 equity awards include promotional PSU and RSU equity grants on May 1, 2020, in connection with his new role.
(5)Mr. Smith was not a NEO prior to the 2020 fiscal year and, accordingly, compensation information in the prior year is not provided. He was appointed as Executive Vice President, Chief Financial Officer and Treasurer on March 16, 2020. He therefore received a blended salary and bonus amount in 2020, which reflected the change in his base salary and bonus payable due to revised annual incentive targets as of April 1, 2020. His 2020 equity awards include promotional PSU and RSU equity grants on May 1, 2020, in connection with his new role.
(6)Mr. Puech was not a NEO prior to the 2020 fiscal year and, accordingly, compensation information in the prior year is not provided.
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Executive Compensation Tables
GRANTS OF PLAN-BASED AWARDS FOR 2021
The following table sets forth information relating to RSUs and PSUs granted pursuant to the 2007 Equity Incentive Plan and annual incentive award opportunity for each of our NEOs during the year ended December 31, 2021.

Name (a)	Grant Date (b)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	Grant Date Fair Value of Stock and Option Awards(4) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Thomas A. Bartlett
Annual incentive awards			$1,000,000	$2,000,000	$4,000,000
RSUs	3/10/2021	2/25/2021							17,611	$3,600,041
PSUs	3/10/2021	2/25/2021				20,546	41,092	82,184		$8,400,027
Rodney M. Smith
Annual incentive awards			$293,250	$586,500	$1,173,000
RSUs	3/10/2021	2/25/2021							6,360	$1,300,111
PSUs	3/10/2021	2/25/2021				4,770	9,540	19,080		$1,950,167
Edmund DiSanto
Annual incentive awards			$334,999	$669,997	$1,339,994
RSUs	3/10/2021	2/25/2021							11,350	$2,320,167
PSUs	3/10/2021	2/25/2021				8,512	17,024	34,048		$3,480,046
Olivier Puech
Annual incentive awards			$320,171	$640,341	$1,280,682
RSUs	3/10/2021	2/25/2021							8,219	$1,680,128
PSUs	3/10/2021	2/25/2021				6,164	12,328	24,656		$2,520,090
Steven O. Vondran
Annual incentive awards			$320,171	$640,341	$1,280,682
RSUs	3/10/2021	2/25/2021							8,219	$1,680,128
PSUs	3/10/2021	2/25/2021				6,164	12,328	24,656		$2,520,090
(1)For 2021, the bonus target for Mr. Bartlett was 200% of base salary and for each of Messrs. Smith, DiSanto, Puech and Vondran was 100% of base salary. The annual incentive awards cannot exceed 200% of the bonus target, and typically the Compensation Committee does not award annual incentive awards below 50% of the bonus target. The amounts in column (c), (d) and (e) are based on 50%, 100% and 200% of the bonus target, respectively. The actual amounts we paid in connection with our annual performance incentive awards are reflected in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” For more information regarding our annual performance incentive awards, see above under the caption “Compensation Determinations for 2021—Annual Performance Incentive Awards” in our "Compensation Discussion and Analysis" included in this Proxy Statement.
(2)PSUs granted under the 2007 Equity Incentive Plan.
(3)We typically grant equity-based incentive awards to our employees, including our executive officers, as part of our annual employee performance review program conducted each February or March. On March 10, 2022, in connection with annual performance reviews and the Company’s annual employee equity grant, we awarded Messrs. Bartlett, Smith, DiSanto, Puech and Vondran RSUs and PSUs pursuant to the 2007 Equity Incentive Plan in the amounts set forth below based on their performance for 2021 and expected future contributions to the Company. In determining the size of these awards, the Committee established a targeted award value for each executive officer and then allocated 40% to RSUs and 60% to PSUs for each executive officer, other than Mr. Bartlett, whose target award value was 30% to RSUs and 70% to PSUs.

Name	RSUs	PSUs	Grant Date Fair Value Per Share
Thomas A. Bartlett	$4,200,000	$9,800,000	$232.80
Rodney M. Smith	$1,440,000	$2,160,000	$232.80
Edmund DiSanto	$2,400,000	$3,600,000	$232.80
Olivier Puech	$1,840,000	$2,760,000	$232.80
Steven O. Vondran	$1,840,000	$2,760,000	$232.80
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

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Executive Compensation Tables
RSU awards vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program. PSU awards vest at the end of the three-year performance period based on achievement against pre-established financial performance goals of the Company determined at the date of grant, subject to the terms under the death, disability and retirement benefits program.
(4)The amounts in column (l) reflect the grant date fair value of the stock awards granted during the fiscal year ended December 31, 2021. The aggregate grant date fair value of the awards is calculated using the closing market price of shares of our Common Stock on the grant date, March 10, 2021 ($204.42). All PSUs are valued assuming the target number of shares in column (g).
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
The compensation we paid our NEOs in 2021, 2020 and 2019, as summarized in the Summary Compensation Table, is determined in accordance with employment letters and other arrangements or agreements with our executive officers, which the Compensation Committee reviews. For more information about these agreements, please see below under “Severance Program.” For more information about the elements of the compensation packages paid to our executive officers, please see above under “Compensation Determinations for 2021” in the "Compensation Discussion and Analysis."
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2021
The following table sets forth information relating to stock options, RSUs and PSUs outstanding as of December 31, 2021 that were granted to our NEOs pursuant to the 2007 Equity Incentive Plan.

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
Thomas A. Bartlett	30,401	—	$94.57	3/10/2025	—	—	—	—	—
	—	—	—	—	3/12/2018	2,964	$866,970	—	—
	—	—	—	—	3/11/2019	5,130	$1,500,525	—	—
	—	—	—	—	3/10/2020	6,397	$1,871,123	—	—
	—	—	—	—	5/1/2020	4,131	$1,208,318	—	—
	—	—	—	—	5/1/2020	8,540	$2,497,950	—	—
	—	—	—	—	3/10/2021	17,611	$5,151,218	—	—
	—	—	—	—	3/11/2019	17,395	$5,088,038	—	—
	—	—	—	—	3/10/2020	—	—	6,397	$1,871,123
	—	—	—	—	5/1/2020	—	—	6,427	$1,879,898
	—	—	—	—	3/10/2021	—	—	20,546	$6,009,705
Rodney M. Smith	3,956	—	$71.07	10/1/2022	—	—	—	—	—
	25,389	—	$76.90	3/11/2023	—	—	—	—	—
	33,019	—	$81.18	3/10/2024	—	—	—	—	—
	33,135	—	$94.57	3/10/2025	—	—	—	—	—
	34,341	—	$94.71	3/10/2026	—	—	—	—	—
	—	—	—	—	3/12/2018	1,723	$503,978	—	—
	—	—	—	—	3/11/2019	2,700	$789,750	—	—
	—	—	—	—	3/10/2020	3,075	$899,438	—	—
	—	—	—	—	5/1/2020	2,370	$693,225	—	—
	—	—	—	—	3/10/2021	6,360	$1,860,300	—	—
	—	—	—	—	5/1/2020	—	—	2,370	$693,225
	—	—	—	—	3/10/2021	—	—	4,770	$1,395,225

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Executive Compensation Tables

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
Edmund DiSanto	35,000	—	$76.90	3/11/2023	—	—	—	—	—
	101,079	—	$81.18	3/10/2024	—	—	—	—	—
	114,977	—	$94.57	3/10/2025	—	—	—	—	—
	—	—	—	—	3/12/2018	2,791	$816,368	—	—
	—	—	—	—	3/11/2019	4,860	$1,421,550	—	—
	—	—	—	—	3/10/2020	5,905	$1,727,213	—	—
	—	—	—	—	3/10/2021	11,350	$3,319,875	—	—
	—	—	—	—	3/11/2019	16,478	$4,819,815	—	—
	—	—	—	—	3/10/2020	—	—	5,905	$1,727,213
	—	—	—	—	3/10/2021	—	—	8,512	$2,489,760
Olivier Puech	—	—	—	—	3/12/2018	1,895	$554,288	—	—
	—	—	—	—	1/2/2019	877	$256,523	—	—
	—	—	—	—	3/11/2019	3,024	$884,520	—	—
	—	—	—	—	3/10/2020	4,305	$1,259,213	—	—
	—	—	—	—	3/10/2021	8,219	$2,404,058	—	—
	—	—	—	—	3/11/2019	10,254	$2,999,295	—	—
	—	—	—	—	3/10/2020	—	—	4,306	$1,259,505
	—	—	—	—	3/10/2021	—	—	6,164	$1,802,970
Steven O. Vondran	3,265	—	$81.18	3/10/2024	—	—	—	—	—
	21,537	—	$94.57	3/10/2025	—	—	—	—	—
	33,482	—	$94.71	3/10/2026	—	—	—	—	—
	—	—	—	—	3/12/2018	1,895	$554,288	—	—
	—	—	—	—	9/4/2018	464	$135,720	—	—
	—	—	—	—	3/11/2019	3,024	$884,520	—	—
	—	—	—	—	3/10/2020	4,305	$1,259,213	—	—
	—	—	—	—	3/10/2021	8,219	$2,404,058	—	—
	—	—	—	—	3/11/2019	10,254	$2,999,295	—	—
	—	—	—	—	3/10/2020	—	—	4,306	$1,259,505
	—	—	—	—	3/10/2021	—	—	6,164	$1,802,970
(1)Stock options vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program, and have a term of 10 years.
(2)Stock awards consist of RSUs and PSUs granted under the 2007 Equity Incentive Plan.
(3)Each of the unvested RSUs vests in 25% cumulative annual increments commencing one year from the date of grant (with the exception of the special RSU award granted to Mr. Bartlett on May 1, 2020), subject to earlier vesting under the death, disability and retirement benefits program. Mr. Bartlett's $2.0 million special RSU award vests in full at the end of three years, which is May 1, 2023, and is excluded from the current retirement framework and shall be forfeited if Mr. Bartlett retires before the end of the three-year vesting period.
(4)The market value of the RSU and PSU awards was determined using a stock price of $292.50, which was the closing price of our Common Stock on the NYSE on December 31, 2021. PSU awards granted in 2019 are reflected at a 113% payout performance level and the PSU awards granted in 2020 and 2021 are reflected at a threshold 50% payout performance level.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
CEO Pay Ratio
(5)Each grant of unvested PSUs vests at the end of the three-year performance period based on achievement against pre-established performance goals determined at the date of grant, subject to the terms of the death, disability and retirement benefits program. On March 11, 2022, the 2019 PSU Awards vested. The following table sets forth the vested amounts of such PSU awards before dividend equivalents and the shares withheld by the Company to cover any taxes due.

Name	PSUs
Thomas A. Bartlett	17,395
Rodney M. Smith(1)	—
Edmund DiSanto	16,478
Olivier Puech	10,254
Steven O. Vondran	10,254
(1)Mr. Smith did not become an executive officer until March 2020, and therefore, was not eligible to receive the 2019 PSU Award.
OPTION EXERCISES AND STOCK VESTED FOR 2021
The following table sets forth information relating to options exercised and RSUs and PSUs vested during the year ended December 31, 2021 for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Thomas A. Bartlett	—	$—	36,215	$7,783,710
Rodney M. Smith	17,232	$3,215,836	7,090	$1,520,486
Edmund DiSanto	—	$—	32,771	$6,992,348
Olivier Puech	—	$—	7,484	$1,573,449
Steven O. Vondran	—	$—	7,729	$1,660,017
(1)Column (c) reflects the excess of the market price of the underlying securities at exercise over the exercise price.
(2)Column (e) reflects the market value of RSU and PSU awards using stock prices of $224.46, $204.42, $213.90, $215.20, $254.77 and $302.01, as applicable, which were the closing prices of our Common Stock on the NYSE on the last business day prior to the vesting date of each RSU and PSU.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and Thomas A. Bartlett, our CEO:
For 2021, our last completed fiscal year:
•the annual total compensation of the employee identified as the median employee of our Company (other than our CEO) was $37,616; and
•the annual total compensation of our CEO was $16,114,574.
Based on this information, for 2021 the ratio of the annual total compensation of Mr. Bartlett, our CEO, to the median employee was estimated to be approximately 428 to 1.
This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records using the methodology described below. The SEC rules for identifying the “median employee” allow companies to adopt a variety of methodologies to apply certain exclusions and make reasonable estimates and assumptions to reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in determining their median employee.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
CEO PAY RATIO METHODOLOGY
Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. Accordingly, for the 2021 pay ratio calculation, we used our median employee identified during the 2020 analysis of our employee population.
To identify our median employee in 2020, the methodology and the material assumptions, adjustments and estimates we used were as follows:
•We determined that, as of November 30, 2020, our employee population and certain contractors, excluding our CEO, consisted of approximately 5,730 individuals. We selected November 30, 2020, which is within the last three months of 2020, as the date upon which we would identify the median employee to allow sufficient time to identify the median employee given the global scope of our operations.
•Of the 5,730 employees and contractors included in the calculation, 4,014, or 70%, of them are outside the U.S.
•To identify the median employee from our employee population, we selected actual direct compensation (salary, bonus and equity) paid in 2020. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of November 30, 2020.
Finally, to determine the annual total compensation of the median employee for 2021, we identified and calculated the elements of such employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2021 in our Summary Compensation Table in this Proxy Statement.
Severance Program
Our NEOs are eligible for benefits under the terms of the Severance Program. The table below, “Potential Payments Upon Termination or Change of Control for 2021,” summarizes the severance benefits that would be payable to each of our NEOs if his employment had been terminated as of December 31, 2021, with respect to the different termination scenarios. Under the Severance Program, our executive officers are entitled to the following severance benefits upon a Qualifying Termination:
•Cash Severance: The CEO is entitled to receive 104 weeks of base earnings, and each Executive Vice President is entitled to receive 78 weeks of base earnings. In addition, each executive would be entitled to a prorated portion of his or her target incentive for the portion of the year prior to termination, assuming 100% satisfaction of goals or objectives related to that incentive.
•Equity Acceleration/Vesting Provisions: If a Qualifying Termination occurs within 14 days prior to, or up to two years following, a Change of Control, each executive is entitled to full acceleration of vesting of all outstanding stock options, RSUs and PSUs, as further described below.
•Benefits Continuation: Each executive is eligible for continued health and welfare benefits, for which the Company will pay the employer share of the cost of coverage for a period equal to the number of weeks of base earnings payable under the Severance Program and, subject to eligibility, is entitled to benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA).
•Release of Claims, Non-Compete: To receive benefits under the Severance Program, the executive must sign a separation and release agreement and a limited confidentiality and restrictive covenant agreement in forms satisfactory to the Company. In addition, at our discretion, we may require the deposit of a portion of the after-tax payments to each executive in a restricted account to serve as security for the executive’s compliance with the ongoing covenants, restrictions and obligations contained in such agreements, with restrictions on distribution up to and including forfeiture in the event of non-compliance.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
Under the Severance Program, equity awards to our executive officers are subject to a double-trigger standard, whereby the executive is entitled to acceleration of his or her equity awards only in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.” In such an event, the executive is entitled to acceleration of all unvested equity-based awards, including stock options and RSUs. With respect to the grant of PSUs, the value of those PSUs would be determined based on target performance, prorated for the executive’s term of employment during the performance period prior to the Qualifying Termination and paid out within 60 days of the Qualifying Termination, unless such executive is a “specified employee” as defined in the Treasury Regulation Section 1.409A-1(i). If there is no Qualifying Termination or if the termination is a Qualifying Termination not in connection with a Change of Control, the executive is not entitled to any acceleration or continued vesting of his or her equity-based awards, except in connection with a “Qualified Retirement” (as defined in the award agreement). The Severance Program does not provide for tax gross-ups.
In addition, the Compensation Committee adopted a death, disability and retirement benefits program in connection with equity awards granted to our employees, including executives, similar to that of our peer group companies. The program’s benefits provide for the acceleration of vesting and exercise periods for stock options, RSUs and PSUs granted on or after January 1, 2013, upon an employee’s death or permanent disability, or upon an employee’s Qualified Retirement provided certain eligibility criteria are met.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL FOR 2021
The table below sets forth the potential estimated payments pursuant to our Severance Program to each NEO as if the individual’s employment had been terminated as of December 31, 2021. While our executive officers are entitled to certain severance benefits upon a Qualifying Termination pursuant to the terms of the Severance Program, full acceleration of vesting of outstanding equity-based awards is limited to a Qualifying Termination upon a change of control, subject to earlier vesting under the death, disability and retirement program.

Name and Type of Payment/Benefit	Termination on 12/31/21: “for Cause”	Termination on 12/31/21: voluntary or retirement	Qualifying Termination on 12/31/21: with no Change of Control	Qualifying Termination on 12/31/21: with Change of Control
Thomas A. Bartlett
Base salary(1)	$—	$—	$2,000,000	$2,000,000
Annual incentive awards(2)	—	—	2,000,000	2,000,000
Value of accelerated equity awards(3)(4)(5)	—	35,207,348	35,207,348	37,705,298
Health benefits(6)	—	—	35,656	35,656
Total	$—	$35,207,348	$39,243,004	$41,740,954
Rodney M. Smith
Base salary(1)	$—	$—	$879,750	$879,750
Annual incentive awards(2)	—	—	586,500	586,500
Value of accelerated equity awards(3)(4)(5)	—	8,923,590	8,923,590	8,923,590
Health benefits(6)	—	—	36,781	36,781
Total	$—	$8,923,590	$10,426,621	$10,426,621
Edmund DiSanto
Base salary(1)	$—	$—	$1,004,996	$1,004,996
Annual incentive awards(2)	—	—	669,997	669,997
Value of accelerated equity awards(3)(4)(5)	—	20,538,765	20,538,765	20,538,765
Health benefits(6)	—	—	26,742	26,742
Total	$—	$20,538,765	$22,240,500	$22,240,500

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program

Name and Type of Payment/Benefit	Termination on 12/31/21: “for Cause”	Termination on 12/31/21: voluntary or retirement	Qualifying Termination on 12/31/21: with no Change of Control	Qualifying Termination on 12/31/21: with Change of Control
Olivier Puech
Base salary(1)	$—	$—	$960,512	$960,512
Annual incentive awards(2)	—	—	640,341	640,341
Value of accelerated equity awards(3)(4)	—	—	—	11,239,605
Health benefits(6)	—	—	36,781	36,781
Total	$—	$—	$1,637,634	$12,877,239
Steven O. Vondran
Base salary(1)	$—	$—	$960,512	$960,512
Annual incentive awards(2)	—	—	640,341	640,341
Value of accelerated equity awards(3)(4)	—	—	—	11,118,803
Health benefits(6)	—	—	26,742	26,742
Total	$—	$—	$1,627,595	$12,746,398
(1)For Mr. Bartlett, the amount reflects salary continuation for 104 weeks, based on Mr. Bartlett's base salary as of December 31, 2021. For Messrs. Smith, DiSanto, Puech and Vondran, the amount reflects salary continuation for 78 weeks, based on base salary as of December 31, 2021. The Severance Program specifies that continuation of salary is to be paid bi-weekly.
(2)This amount reflects an incentive award opportunity with respect to a full year of service for the year ended December 31, 2021 and assumes that a bonus target of 100% is met. Actual incentive award payments upon separation are calculated pro-rata. For the year ended December 31, 2021, the bonus target for Mr. Bartlett was 200% of base salary and for Messrs. Smith, DiSanto, Puech and Vondran was 100% of base salary.
(3)Value of RSUs and PSUs is determined using the closing market price of $292.50 of our Common Stock on December 31, 2021.
(4)As of December 31, 2021, under the Severance Program, each executive is entitled to acceleration of vesting of all outstanding equity-based awards, including, but not limited to, stock options, RSUs and PSUs, upon a Qualifying Termination that occurs within 14 days prior to, or up to two years following, a Change of Control, as described above.
(5)In addition to the acceleration of vesting of all outstanding equity-based awards upon a Qualifying Termination under the Severance Program, Messrs. Bartlett, Smith and DiSanto's equity-based awards that were granted after January 1, 2013 will vest upon their “Qualifying Retirement,” pursuant to the terms of the Company’s death, disability and retirement program, as described above, with the exception of Mr. Bartlett's $2.0 million special RSU award which is excluded from the current retirement framework and shall be forfeited if Mr. Bartlett retires before the end of the three-year vesting period. In accordance with the revised executive retirement benefits, the values of the PSU awards for Messrs. Bartlett, Smith and DiSanto assume successful completion of a transition plan and reflect full payout of PSUs at target.
(6)For Mr. Bartlett, this amount reflects a continuation of health and dental insurance for 104 weeks, based on the employer share of the cost of coverage for this time period. For Messrs. Smith, DiSanto, Puech and Vondran, this amount reflects a continuation of health and dental insurance for 78 weeks, based on the employer share of the cost of coverage for this time period. All amounts are estimates based on current rates and benefits elections made by each executive for the year ended December 31, 2021.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Securities Authorized for Issuance Under Equity Compensation Plans
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2021.
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (a)(3) (c)
Equity compensation plans/arrangements approved by the stockholders(1)	2,884,605	$89.57	8,721,351
Equity compensation plans/arrangements not approved by the stockholders(4)	N/A	N/A	1,408,383
Total	2,884,605	$89.57	10,129,734
(1)Includes the 2007 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan (ESPP).
(2)Column (a) includes (i) 1,298,178 shares underlying outstanding unvested RSUs, (ii) 512,644 shares underlying outstanding unvested PSUs based on the maximum amount of PSUs that can be earned under the award agreements for the March 2019, March 2020 and March 2021 grants, (iii) 1,067,999 shares underlying outstanding stock options and (iv) an estimated 5,784 shares relating to expected purchases under the ESPP. Because there is no exercise price for RSUs, PSUs or shares purchased under the ESPP, such awards are not included in the weighted-average exercise price in column (b).
(3)Includes (i) 2,798,863 shares available for issuance under the ESPP, (ii) 5,922,488 shares available for grant under the 2007 Equity Incentive Plan and (iii) 1,408,383 shares available for grant under the 2007 Equity Incentive Plan, which were previously available for issuance under the CoreSite Plan (as defined below), as of December 31, 2021. Under the 2007 Equity Incentive Plan, we are authorized to grant various types of stock-based awards, including stock options, restricted stock, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.
(4)In connection with the CoreSite Acquisition, the Company assumed the remaining shares previously available for issuance under a plan approved by the CoreSite shareholders (CoreSite Plan), which converted into 1,408,383 shares of the Company’s Common Stock. These shares will be available for issuance under the 2007 Equity Incentive Plan, however, will only be available for grant to certain employees and they will not be available for issuance beyond the period when they would have been available under the CoreSite Plan, or March 20, 2023, at which time they will no longer be available for grant.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

Questions & Answers
Q.    Why did I receive these proxy materials?
A.    You received these materials because you were a stockholder as of March 21, 2022, the record date fixed by the Board, and are, therefore, entitled to receive notice of the Annual Meeting (Notice) and to vote on matters presented at the Annual Meeting, which will be held virtually on May 18, 2022.
Q.    Why did I receive a Notice instead of a full set of proxy materials?
A.    The SEC allows us to make this Proxy Statement and our Annual Report, which includes a copy of our Form 10-K, available electronically online at www.proxyvote.com. On or about April 6, 2022, we mailed you a Notice containing instructions for accessing this Proxy Statement and our Annual Report and for voting (i.e., submitting your proxy) online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you would like a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice.
Q.    When and where is the Annual Meeting being held?
A.    The Annual Meeting will be held on Wednesday, May 18, 2022 at 11:00 a.m. Eastern Time. As part of our effort to maintain a safe and healthy environment at our Annual Meeting and protect the well-being of our stockholders, we have decided to hold the Annual Meeting virtually this year, as is allowed by applicable law. We are sensitive to the public health and travel concerns our stockholders may have and the restrictions and recommendations public health and other governmental officials may issue. Note that the decision to proceed with a virtual-only meeting this year will not mean we will utilize a virtual-only format, or any means of remote communication, for future Annual Meetings.
Q.    How do I attend the Annual Meeting?
A.    You will be able to attend the Annual Meeting online through a live audio webcast at www.virtualshareholdermeeting.com/AMT2022. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials (if applicable).
You will be able to vote and submit live questions during the Annual Meeting online at www.virtualshareholdermeeting.com/AMT2022, however, all live questions will be subject to time restrictions and we will do our best to accommodate as many as possible.
Q.    What if I have trouble accessing the Annual Meeting virtually?
A.    The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. Please allow ample time for online check-in, which will begin at 10:30 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting platform during the check-in time or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/AMT2022.
Q.    Who is entitled to vote at the Annual Meeting?
A.    Holders of American Tower’s Common Stock at the close of business on March 21, 2022, the record date fixed by the Board, may vote at the Annual Meeting.

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

QUESTIONS & ANSWERS
Q.    How many votes may I cast?
A.    Each share of Common Stock is entitled to one vote with respect to each of the matters submitted for vote. On March 21, 2022, there were 456,240,027 shares of Common Stock outstanding and entitled to vote.
Q.    What constitutes a quorum for the Annual Meeting?
A.    The presence, at the Annual Meeting or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on March 21, 2022 constitutes a quorum for the transaction of business at the Annual Meeting. We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum. Attendance at the virtual Annual Meeting will be considered "present."
Q.    What items will be voted on at the Annual Meeting, and what is the required vote to approve each item?
A.    All stockholders are entitled to vote on the following proposals:
•Proposal 1—To elect to the Board of Directors the thirteen nominees named in this Proxy Statement;
•Proposal 2—To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and
•Proposal 3—To approve, on an advisory basis, our executive compensation.
To be elected, a Director must receive an affirmative majority of votes cast—i.e., the number of “for” votes must exceed the number of “against” votes. Similarly, Proposals 2 and 3 require an affirmative majority of the votes cast. We will not count shares that abstain from voting on a particular matter as votes cast “for” or “against” such matter and, therefore, they will have no effect on the outcome of the vote or any of the Proposals.
Although the advisory vote on executive compensation is non-binding, our Compensation Committee will consider and take into account the voting results when making future executive compensation determinations.
Q.    Are there other items to be voted on at the Annual Meeting?
A.    We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.
Q.    How will proxies be voted at the Annual Meeting?
A.    If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:
•Your broker or nominee will not have the authority to vote such shares with respect to Proposals 1 and 3, because the NYSE rules treat these matters as non-routine. Accordingly, such broker non-votes will have no effect on the outcome of the vote on these proposals.
•Your broker or nominee will have the authority to vote such shares with respect to Proposal 2, because that matter is treated as routine under the NYSE rules.
Broker non-votes will be counted as present for purposes of determining the presence of a quorum.
If you are a registered stockholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR each of Proposals 1, 2, and 3 and, in accordance with the proxy holder’s judgment, for any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

QUESTIONS & ANSWERS
Q.    How do I cast a vote?
A.    You may vote by any one of the following means:
•By internet. If you received a Notice about the internet availability of proxy materials, you may submit your proxy online by following the instructions on the Notice. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy online by following the instructions on the proxy card or voting instruction card.
•By telephone. You may submit your vote by telephone by following the instructions on the Notice or proxy card or voting instruction card, if you received such materials by mail.
•By mail. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing and dating your proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.
•At the virtual Annual Meeting. You may vote at the Annual Meeting online at:     www.virtualshareholdermeeting.com/AMT2022.
Properly completed and submitted proxy cards and voting instruction cards, as well as proxies properly completed and submitted online prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions provided, as long as they are received in time for voting and not revoked.
Q.    Can I change my mind after I vote?
A.    Yes, you can change your vote at any time before the Annual Meeting. To revoke your proxy, you must:
•file an instrument of revocation with our Secretary, at our principal executive offices: 116 Huntington Avenue, Boston, Massachusetts 02116;
•mail a new proxy card, dated after the date of the proxy you wish to revoke, to our Secretary at our principal executive offices;
•submit a later-dated proxy over the internet, in accordance with the instructions on the internet voting website; or
•attend the Annual Meeting and vote online at www.virtualshareholdermeeting.com/AMT2022. Please see "How do I attend the Annual Meeting?" and "How do I cast a vote?" for more information.
If your proxy is not revoked, we will vote it at the virtual Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted over the internet, as indicated on the submission.
Q.    Where can I find the voting results after the Annual Meeting?
A.    We will announce the preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we will file with the SEC within four business days after the meeting.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

QUESTIONS & ANSWERS
Q.    Who bears the cost of this proxy solicitation?
A.    American Tower Corporation bears all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, fax, electronic transmission and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of Common Stock and will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.
Q.    What do I need to do now?
A.    You should carefully read and consider the information contained in this Proxy Statement. It contains important information about American Tower that you should consider before voting.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

Additional Information
Proposals of Stockholders
Pursuant to Rule 14a-8 of the Exchange Act, we must receive any stockholder proposal intended to be presented at our 2023 Annual Meeting of Stockholders by no later than December 7, 2022, if it is to be included in the proxy statement and form of proxy relating to the meeting. Any such proposal must also comply with the other requirements of Rule 14a-8.
Under the advance notice provisions in our By-Laws, if you want to submit a proposal for the 2023 Annual Meeting for presentation at the meeting, pursuant to Delaware corporate law, (as opposed to inclusion in the proxy statement under Rule 14a-8) or intend to nominate a person as a candidate for election to the Board directly, the Secretary must receive the proposal or nomination between January 18, 2023 and the close of business on February 17, 2023, which are 120 days and 90 days, respectively, before the one-year anniversary of the 2022 Annual Meeting.
If the 2023 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2022 Annual Meeting, the Secretary must receive any such proposal or nomination no earlier than the 120th day before the 2023 Annual Meeting and by the later of the close of business of (a) the 90th day before the 2023 Annual Meeting; or (b) the 10th day following the day on which the date of the 2023 Annual Meeting is first disclosed publicly by the Company. In addition, any proposals must comply with the other requirements of our By-Laws.
If you want to present a proposal before the 2023 Annual Meeting, but do not wish to have it included in the proxy statement and proxy card, you must also give us written notice. Please address such correspondence to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Secretary. If the Secretary does not receive your written notice on or before February 17, 2023, then proxies designated by the Board will have discretionary authority to vote on any such proposal.
In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of Director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2023.
Proxy Access
Under the proxy access provisions in our By-Laws, if you wish to nominate any person for election to our Board at the 2023 Annual Meeting, and have your nominee included in the proxy statement, the Secretary must receive your nomination notice between November 7, 2022, which is 150 days before the one-year anniversary of the issuance of this Proxy Statement, and December 7, 2022, which is 120 days before the one-year anniversary of the issuance of this Proxy Statement.
If the 2023 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2022 Annual Meeting, the Secretary must receive your nomination notice by the later of (a) the 120th day before the 2022 Annual Meeting; or (b) the 10th day following the day on which the date of the 2023 Annual Meeting is first disclosed publicly by the Company.
Householding of Annual Meeting Materials
The SEC has adopted a “householding” rule, which we have implemented for current and future stockholder communications, that permits us to deliver a single set of proxy materials to a household, even if two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

ADDITIONAL INFORMATION
Annual Report on Form 10-K
enables us to reduce printing and mailing expenses associated with proxy materials and reduces the amount of duplicative information you might receive. Your consent will continue for as long as you remain a stockholder of the Company, unless you revoke it, which you may do at any time by writing or calling Broadridge at the following address or phone number: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (800-542-1061). If you revoke your consent, we will begin sending separate copies within 30 days of receiving your revocation.
Some banks, brokers and other nominee record holders may participate in the practice of householding notices, proxy statements and annual reports. We will promptly deliver a separate copy of each document to you, if you write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500). If you wish to receive separate copies of the notice, proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Annual Report on Form 10-K
If you would like to receive, free of charge, a copy of our Form 10-K for the year ended December 31, 2021—as filed with the SEC, excluding exhibits—please write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500).

By Order of the Board of Directors,

Thomas A. Bartlett President and Chief Executive Officer Boston, Massachusetts April 6, 2022

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

Appendix A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
Adjusted EBITDA is defined as net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company believes this measure provides valuable insight into the profitability of its operations while at the same time taking into account the central overhead expenses required to manage its global operations. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Adjusted EBITDA Margin is defined as the percentage that results from dividing Adjusted EBITDA by total revenue.
Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders (AFFO Attributable) is defined as Consolidated AFFO, excluding the impact of noncontrolling interests on both the Funds From Operations as defined by the National Association of Real Estate Investment Trusts (Nareit FFO) attributable to American Tower Corporation common stockholders and the other line items included in the calculation of Consolidated AFFO. The Company believes that providing this additional metric enhances transparency, given the minority interests in its European business.
AFFO Attributable per Share is defined as AFFO attributable to American Tower Corporation common stockholders divided by the diluted weighted average common shares outstanding.
Consolidated Adjusted Funds From Operations (Consolidated AFFO) is defined as Nareit FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax and other income tax adjustments, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company believes this measure provides valuable insight into the operating performance of its property assets by further adjusting the Nareit FFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may cause material fluctuations in Nareit FFO attributable to American Tower Corporation common stockholders growth from period to period that would not be representative of the underlying performance of the Company’s property assets in those periods. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Consolidated AFFO per Share is defined as Consolidated AFFO divided by the diluted weighted average common shares outstanding.
International Pass-through Revenue is defined as a portion of the Company’s pass-through revenue that is based on power and fuel expense reimbursements and therefore subject to fluctuations in fuel prices. As a result, revenue growth rates may fluctuate depending on the market price for fuel in any given period, which is not representative of the Company’s real estate business and its economic exposure to power and fuel costs. Furthermore, this expense reimbursement mitigates the economic impact associated with fluctuations in operating expenses, such as power and fuel costs and land rents in certain of the Company’s markets. As a result, the Company believes that it is appropriate to provide insight into the impact of pass-through revenue on certain revenue growth rates.
Nareit FFO Attributable to American Tower Corporation Common Stockholders is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interests. The Company believes this measure provides valuable insight into the operating performance of its property assets by excluding the charges described above, particularly depreciation expenses, given the high initial, up-front capital intensity of the Company’s operating model. In addition, it is a widely used performance measure across the telecommunications real estate sector.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

APPENDIX A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
Net Debt is defined as total long-term debt, including current portion and finance lease liabilities, less cash and cash equivalents.
Net Leverage Ratio is defined as Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four). The Company believes that including this calculation is important for investors and analysts given it is a critical component underlying its credit agency ratings.
Return on Invested Capital (ROIC) is defined as Adjusted EBITDA less maintenance capital expenditures and corporate capital expenditures and cash taxes, divided by gross property, plant and equipment, intangible assets and goodwill (excluding the impact of recording deferred tax adjustments related to valuation).
Tenant Billings is defined as revenue generated from non-cancellable, long-term tenant leases. Revenue from Tenant Billings reflects several key aspects of the Company’s real estate business: (i) “colocations/amendments” reflects new tenant leases for space on existing sites and amendments to existing leases to add additional tenant equipment; (ii) “escalations” reflects contractual increases in billing rates, which are typically tied to fixed percentages or a variable percentage based on a consumer price index; (iii) “cancellations” reflects the impact of tenant lease terminations or non-renewals or, in limited circumstances, when the lease rates on existing leases are reduced; and (iv) “new sites” reflects the impact of new property construction and acquisitions.
Tenant Billings Growth is defined as an increase or decrease resulting from a comparison of Tenant Billings for a current period with Tenant Billings for the corresponding prior-year period, in each case adjusted for foreign currency exchange rate fluctuations. The Company believes this measure provides valuable insight into the growth in recurring Tenant Billings and underlying demand for its real estate portfolio.
For more information regarding these measures, see “Non-GAAP Financial Measures” under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

APPENDIX A
Reconciliations to Historical Results
Reconciliations to Historical Results
($ in millions, except per share amounts. Totals may not add due to rounding.)

Reconciliation of Net Income to Adjusted EBITDA	2011	2012	2013	2014	2015	2016	2017	2018(1)	2019	2020	2021
Net income	$382	$594	$482	$803	$672	$970	$1,225	$1,265	$1,917	$1,692	$2,568
Income from equity method investments	(0)	(0)	—	—	—	—	—	—	—	—	—
Income tax provision (benefit)	125	107	60	63	158	156	31	(110)	(0)	130	262
Other expense (income)	123	38	207	62	135	48	(31)	(24)	(18)	241	(566)
Loss (gain) on retirement of long-term obligations	—	0	39	3	80	(1)	70	3	22	72	38
Interest expense	312	402	458	580	596	717	750	826	814	794	871
Interest income	(7)	(8)	(10)	(14)	(16)	(26)	(35)	(55)	(47)	(40)	(40)
Other operating expenses	58	62	72	69	67	73	256	513	166	266	399
Depreciation, amortization and accretion	556	644	800	1,004	1,285	1,526	1,716	2,111	1,778	1,882	2,333
Stock-based compensation expense	47	52	68	80	91	90	109	138	111	121	120
ADJUSTED EBITDA	$1,595	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156	$5,983

Consolidated AFFO Reconciliation(2)	2011	2012	2013	2014	2015	2016	2017	2018(1)	2019	2020	2021
Adjusted EBITDA (from above)	$1,595	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156	$5,983
Straight-line revenue	(144)	(166)	(148)	(124)	(155)	(132)	(194)	(88)	(184)	(322)	(466)
Straight-line expense	31	34	30	38	56	68	62	58	44	52	53
Cash interest	(301)	(381)	(435)	(572)	(573)	(694)	(723)	(807)	(800)	(824)	(831)
Interest income	7	8	10	14	16	26	35	55	47	40	40
Cash paid for income taxes(3)	(54)	(69)	(52)	(69)	(64)	(96)	(137)	(164)	(147)	(146)	(225)
Dividends on preferred stock	—	—	—	(24)	(90)	(107)	(87)	(9)	—	—	—
Dividend to noncontrolling interest	—	—	—	—	—	—	(13)	(14)	(13)	(8)	(3)
Capital improvement capital expenditures	(61)	(75)	(81)	(75)	(90)	(110)	(114)	(150)	(160)	(150)	(170)
Corporate capital expenditures	(19)	(20)	(30)	(24)	(16)	(16)	(17)	(9)	(11)	(9)	(8)
Consolidated AFFO	$1,055	$1,223	$1,470	$1,815	$2,150	$2,490	$2,902	$3,539	$3,521	$3,788	$4,373
Divided by: Weighted Average Diluted Shares	400.2	399.6	399.1	400.1	423.0	429.3	431.7	443.0	445.5	446.1	453.3
Consolidated AFFO Per Share	$2.64	$3.06	$3.68	$4.54	$5.08	$5.80	$6.72	$7.99	$7.90	$8.49	$9.65
(1)These results are inclusive of the positive impacts of the Company’s settlement with Tata.
(2) Consolidated AFFO excludes start-up related capital spending in 2012-2021.
(3)Consolidated AFFO for 2015 excludes one-time cash tax charge incurred during the third quarter of 2015, as we do not believe it is an indication of operating performance.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

APPENDIX A
Reconciliations to Historical Results

Return on Invested Capital(4)	2011	2012	2013(5)	2014	2015(5)	2016(5)	2017(6)	2018(6)(7)	2019(6)	2020(6)	2021(6)
Adjusted EBITDA	$1,595	$1,892	$2,401	$2,650	$3,206	$3,743	$4,149	$4,725	$4,917	$5,280	$6,477
Cash taxes	(54)	(69)	(114)	(69)	(107)	(98)	(137)	(172)	(168)	(146)	(225)
Maintenance capital expenditures	(61)	(75)	(81)	(75)	(124)	(159)	(115)	(150)	(160)	(150)	(191)
Corporate capital expenditures	(19)	(20)	(23)	(24)	(26)	(27)	(17)	(9)	(11)	(9)	(8)
Numerator	$1,462	$1,728	$2,183	$2,482	$2,948	$3,459	$3,880	$4,394	$4,579	$4,974	$6,053
Gross property and equipment	$7,889	$9,047	$10,844	$11,659	$14,397	$15,652	$16,950	$17,717	$19,326	$20,672	$28,404
Gross intangibles	3,978	4,892	8,471	9,172	12,671	14,795	16,183	16,323	18,474	20,734	28,654
Gross goodwill(8)	2,824	2,991	3,928	4,180	4,240	4,363	4,879	4,797	5,492	6,600	12,690
Denominator	$14,691	$16,930	$23,243	$25,011	$31,308	$34,809	$38,012	$38,837	$43,292	$48,006	$69,747
ROIC	10.0%	10.2%	9.4%	9.9%	9.4%	9.9%	10.2%	11.3%	10.6%	10.4%	8.7%
(4)Historical denominator balances reflect purchase accounting adjustments.
(5)2013 reflects Q4 2013 annualized numbers to account for full-year impact of GTP transaction, 2015 reflects Q4 2015 annualized numbers to account for full-year impact of Verizon transaction and 2016 reflects Q4 2016 annualized numbers to account for full-year impact of Viom transaction.
(6)Adjusted to annualize impacts of acquisitions closed throughout the year.
(7)Positively impacted by the Company's settlement with Tata in Q4 2018.
(8)Excludes the impact of deferred tax adjustments related to valuation.

Property Revenue Excluding Pass-Through	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Property revenue	$2,386	$2,803	$3,287	$4,007	$4,680	$5,713	$6,566	$7,315	$7,465	$7,954	$9,110
Pass-through revenue	(176)	(229)	(296)	(363)	(423)	(739)	(918)	(952)	(994)	(1,010)	(1,292)
Property revenue excluding pass-through revenue	$2,210	$2,574	$2,991	$3,644	$4,257	$4,975	$5,648	$6,363	$6,471	$6,943	$7,818

Net Leverage Ratio	4Q21
Total debt	$43,254
Cash and cash equivalents	1,950
Net debt	$41,304
The quarter’s annualized (LQA) Adjusted EBITDA	$6,061
LQA Net Leverage Ratio	6.8	x

AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

AMERICAN TOWER®
CORPORATION

116 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS 02116

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMT2022**
The meeting is online only. You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. To elect the following Directors

Nominees	For	Against	Abstain
1a. Thomas A. Bartlett	☐	☐	☐
1b. Kelly C. Chambliss	☐	☐	☐
1c. Teresa H. Clarke	☐	☐	☐
1d. Raymond P. Dolan	☐	☐	☐
1e. Kenneth R. Frank	☐	☐	☐
1f. Robert D. Hormats	☐	☐	☐
1g. Grace D. Lieblein	☐	☐	☐
1h. Craig Macnab	☐	☐	☐
1i. JoAnn A. Reed	☐	☐	☐
1j. Pamela D.A. Reeve	☐	☐	☐
1k. David E. Sharbutt	☐	☐	☐
1l. Bruce L. Tanner	☐	☐	☐
1m. Samme L. Thompson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2022.	☐	☐	☐
3. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000552596_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com

AMERICAN TOWER CORPORATION
www.virtualshareholdermeeting.com/AMT2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Tower Corporation ("American Tower"), having received the Notice and Proxy Statement dated April 6, 2022, hereby appoints THOMAS A. BARTLETT and EDMUND DISANTO, and each of them, as proxies, each with the power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock, $.01 par value per share, of American Tower that the undersigned would be entitled to vote if present at the 2022 Annual Meeting of Stockholders to be held virtually on May 18, 2022 at 11:00 a.m., eastern time, at www.virtualshareholdermeeting.com/AMT2022 and at any adjournment or postponement thereof, on the matters listed on the reverse side that are more particularly described in the Proxy Statement dated April 6, 2022.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). **IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.**

0000552596_2 R1.0.0.24

Continued and to be signed on reverse side